Exhibit 4.7
Execution Copy
INTERCREDITOR AGREEMENT
     This INTERCREDITOR AGREEMENT, dated as of June 6, 2008, is among Wells Fargo Bank, N.A., as First Priority Collateral Agent for the First Priority Secured Parties under the First Priority Documents referenced below (in such capacity, the “First Priority Collateral Agent”), Wells Fargo Bank, N.A., as Second Priority Collateral Agent for the Second Priority Secured Parties under the Second Priority Documents referenced below (in such capacity, the “Second Priority Collateral Agent”), and Wells Fargo Bank, N.A., as Third Priority Collateral Agent for the Third Priority Secured Parties under the Third Priority Documents referenced below (in such capacity, the “Third Priority Collateral Agent”; and together with the First Priority Collateral Agent and the Second Priority Collateral Agent, the “Collateral Agents”), and Wells Fargo Bank, N.A., as Collateral Control Agent (as defined below); GMAC LLC, in its capacity as agent for the Lenders under the Loan Agreement referred to below (in such capacity, the “Lender Agent”); U.S. Bank National Association, as Trustee under the 2010 Indenture referred to below (in its capacity as Trustee thereunder, the “2010 Trustee”); U.S. Bank National Association, as Trustee under the 2015 Indenture referred to below (in its capacity as Trustee thereunder, the “2015 Trustee”); any Additional Third Priority Representative (as defined below); Residential Funding Company, LLC, a Delaware limited liability company (“RFC”), and GMAC Mortgage, LLC, a Delaware limited liability company (“GMAC Mortgage”, and together with RFC, each a “Borrower” and together the “Borrowers”); Residential Capital, LLC, a Delaware limited liability company (“ResCap”); and the other undersigned Obligors.
W I T N E S S E T H :
     WHEREAS, the Borrowers, the Person or Persons from time to time parties thereto as lenders (the “Lenders”), the Lender Agent, and ResCap and the other “Guarantors” specified therein are entering into a Loan Agreement, dated as of June 4, 2008 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Loan Agreement”);
     WHEREAS, the Obligors (as hereinafter defined) will grant to the First Priority Collateral Agent, for the benefit of the First Priority Secured Parties, security interests in the Collateral (as hereinafter defined) as security for payment and performance of the First Priority Claims (as hereinafter defined);
     WHEREAS, ResCap and the 2010 Trustee have entered into an Indenture, dated as of June 6, 2008 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “2010 Indenture”), governing the rights and duties of ResCap under its 8.50% Senior Secured Guaranteed Notes due 2010 (together with any additional notes issued under the 2010 Indenture, the “2010 Notes”);
     WHEREAS, the Obligors will grant to the Second Priority Collateral Agent, for the benefit of the Second Priority Secured Parties, security interests in the Collateral as security for payment and performance of the Second Priority Claims (as hereinafter defined);

     WHEREAS, ResCap and the 2015 Trustee have entered into an Indenture, dated as of June 6, 2008 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “2015 Indenture”), governing the rights and duties of ResCap under its 9.625% Junior Secured Guaranteed Notes due 2015 (together with any additional notes issued under the 2015 Indenture, the “2015 Notes”);
     WHEREAS, the Obligors may incur Indebtedness under one or more Additional Pari Passu Third Priority Agreements following the date hereof; and
     WHEREAS, the Obligors will grant to the Third Priority Collateral Agent, for the benefit of the Third Priority Secured Parties, security interests in the Collateral as security for payment and performance of the Third Priority Claims (as hereinafter defined);
     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:
     Section 1. Definitions.
     1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms indicated):
     “2010 Indenture” is defined in the third recital.
     “2010 Noteholder Security Agreement” means the Pledge and Security Agreement and Irrevocable Proxy, dated as of June 6, 2008, among ResCap, the Borrowers, certain of their affiliates, the Second Priority Collateral Agent and the 2010 Trustee, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.
     “2010 Noteholders” means the Persons holding 2010 Notes.
     “2010 Notes” is defined in the third recital.
     “2010 Trustee” shall include, in addition to the 2010 Trustee defined in the preamble, the then acting trustee under the 2010 Indenture and any successor thereto exercising substantially the same rights and powers.
     “2015 Indenture” is defined in the fifth recital.
     “2015 Noteholder Security Agreement” means the Pledge and Security Agreement and Irrevocable Proxy, dated as of June 6, 2008, among ResCap, the Borrowers, certain of their affiliates, the Third Priority Collateral Agent, the 2015 Trustee and each Additional Third Priority Representative from time to time party thereto as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     “2015 Noteholders” means the Persons holding 2015 Notes.
     “2015 Notes” is defined in the fifth recital.
     “2015 Trustee” shall include, in addition to the 2015 Trustee defined in the preamble, the then acting trustee under the 2015 Indenture and any successor thereto exercising substantially the same rights and powers.
     “Additional Pari Passu Third Priority Agreement” means any agreement other than the 2015 Indenture and the 2015 Notes pursuant to which any Indebtedness is incurred which is secured by the Liens of the Third Priority Collateral Documents; provided that (a) such Indebtedness is permitted to be incurred under the terms of the First Priority Documents, the 2010 Indenture, the 2015 Indenture and each other Additional Pari Passu Third Priority Agreement then extant and (b) the Additional Third Priority Representative for the holders of such Indebtedness has executed a joinder agreement hereto in form reasonably satisfactory to the Collateral Agents agreeing on behalf of itself and the holders of such Indebtedness to be bound by the terms of this Agreement applicable to them as Third Priority Secured Parties.
     “Additional Third Priority Representative” means, with respect to any Additional Pari Passu Third Priority Agreement, the Person appointed to act as trustee or agent for the holders of Indebtedness under such Additional Pari Passu Third Priority Agreement who has been designated as “Additional Third Priority Representative” for purposes of this Agreement by such holders.
     “Agreement” means this Intercreditor Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof.
     “Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. 101 et seq.).
     “BofA Account Control Agreements” means (a) that certain Deposit Account Control Agreement dated as of June 6, 2008, among Residential Capital, LLC and certain of its Subsidiaries signatory thereto, the Collateral Control Agent and Bank of America, N.A.; and (b) that certain Collateral Account Control Agreement dated as of June 6, 2008, among Residential Capital, LLC and certain of its Subsidiaries signatory thereto, the Collateral Control Agent and Banc of America Securities LLC.
     “Borrower” is defined in the preamble.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are required or authorized to be closed in New York, New York or Minneapolis, Minnesota.
     “Collateral” means any property, real, personal or mixed, of any Obligor in which the First Priority Collateral Agent or any First Priority Secured Party, the Second Priority Collateral Agent or any Second Priority Secured Party, or the Third Priority Collateral Agent or any Third Priority Secured Party has a security interest pursuant to any First Priority Collateral Document, Second Priority Collateral Document or Third Priority Collateral Document, as the case may be; provided that the “Collateral” shall not include (and the provisions of Section 2.3, Section 4.2 and the other provisions of this Agreement shall not apply to) any funds deposited with the 2010 Trustee, 2015 Trustee or any Additional Third Priority Representative in connection with (a) any legal or covenant defeasance of the 2010 Indenture, the 2015 Indenture or any Additional Pari Passu Third Priority Agreement pursuant to Sections 13.02 or 13.03 of the 2010 Indenture or 2015 Indenture or the corresponding sections of any Additional Pari Passu Third Priority Agreement or (b) any discharge of the 2010 Indenture, the 2015 Indenture or any Additional Pari Passu Third Priority Agreement pursuant to Article XI of the 2010 Indenture of 2015 Indenture or corresponding section or article of any Additional Pari Passu Third Priority Agreement, in each case so long as the deposit of such funds was not made in violation of the Loan Agreement (or, in the case of a discharge or defeasance of the 2015 Indenture or any Additional Pari Passu Third Priority Agreement, the 2010 Indenture).
     “Collateral Agents” is defined in the introductory paragraph hereto.
     “Collateral Control Agent” is defined in Section 5.5.
     “Collateral Disposition” shall have the meaning given such term in the Loan Agreement as in effect on the date hereof or as amended or otherwise modified from time to time to the extent permitted by the 2010 Indenture and 2015 Indenture.
     “Collateral Documents” means the First Priority Collateral Documents, the Second Priority Collateral Documents and the Third Priority Collateral Documents (and including, for sake of clarity, this Agreement).
     “Comparable Noteholder Collateral Document” means, (a) in relation to any Collateral subject to any Lien created under any First Priority Collateral Document, that Second Priority Collateral Document or Third Priority Collateral Document, as the case may be, which creates a Lien in the same Collateral, granted by the same Obligor, as applicable; and (b) in relation to any Collateral subject to any Lien created under any Second Priority Collateral Document, that Third Priority Collateral Document which creates a Lien in the same Collateral, granted by the same Obligor, as applicable.
     “Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are consistent with the provisions of this Agreement.
     “DIP Financing” is defined in Section 6.1.
     “Discharge of First Priority Claims” means, except to the extent otherwise provided in Sections 5.6 and 6.5 or except to the extent the relevant Indebtedness described below is excluded from the definition of First Priority Claims, (a) payment in full in cash of (i) the principal of and interest (including interest accruing on or after the commencement of any Insolvency Proceeding, whether or not such interest would be allowed in such Insolvency Proceeding) and premium, if any, on all Indebtedness outstanding under the First Priority Documents and, with respect to letters of credit outstanding thereunder, if any, termination thereof or delivery of cash collateral or backstop letters of credit in respect thereof and for the full amount thereof in compliance with such First Priority Documents, in each case after or concurrently with termination of all commitments to extend credit thereunder and (ii) any other First Priority Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, in each case other than obligations that constitute Unasserted Contingent Obligations at the time such principal and interest is paid; and (b) delivery by the Lender Agent to the First Priority Collateral Agent (with copies to the Second Priority Collateral Agent, the Third Priority Collateral Agent, the Collateral Control Agent, the 2010 Trustee, the 2015 Trustee and each other Additional Third Priority Representative) of a written notice that the Discharge of First Priority Claims has occurred.
     “Discharge of Second Priority Claims” means, except to the extent otherwise provided in Sections 5.6 and 6.5 or except to the extent the relevant Indebtedness described below is excluded from the definition of Second Priority Claims, (a) payment in full in cash of (i) the principal of and interest (including interest accruing on or after the commencement of any Insolvency Proceeding, whether or not such interest would be allowed in such Insolvency Proceeding) and premium, if any, on all 2010 Notes and (ii) any other Second Priority Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, in each case other than obligations that constitute Unasserted Contingent Obligations at the time such principal and interest is paid; and (b) delivery by the 2010 Trustee to the Second Priority Collateral Agent (with copies to the Third Priority Collateral Agent, the Collateral Control Agent, the 2010 Trustee, the 2015 Trustee and each other Additional Third Priority Representative) of a written notice that the Discharge of Second Priority Claims has occurred.
     “Facility Documents” means the Loan Agreement (including the “Guarantees” provided for pursuant to Article XI thereof), the Security Documents (as defined in the Loan Agreement) and the other Facility Documents (as defined in the Loan Agreement), and any other related document or instrument executed or delivered pursuant to any Facility Document at any time or otherwise evidencing any Loan Agreement Obligation, as any such document or instrument may from time to time be amended, supplemented, amended and restated or otherwise modified from time to time.
     “First Priority Claims” means (a) all Loan Agreement Obligations, and (b) all other Indebtedness or other obligations of the Borrowers or any other Obligor under the First Priority Documents; provided, however, that if the amount of Obligations constituting principal on outstanding Loans under the First Priority Documents is in excess of the Maximum First Priority Amount, then only that portion of such Obligations equal to the Maximum First Priority Amount shall be included in the First Priority Claims and interest and fees with respect to such Obligations shall only constitute First Priority Claims to the extent related to the principal amount of Obligations included in the First Priority Claims. First Priority Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency Proceeding, accrue) after the commencement of an Insolvency Proceeding in accordance with and at the rate specified in the relevant First Priority Document whether or not the claim for such interest is allowed as a claim in such Insolvency Proceeding. For the avoidance of any doubt, First Priority Claims shall include the fees, expenses, disbursements and indemnities of the First Priority Collateral Agent and, until the Discharge of First Priority Claims, the Collateral Control Agent. To the extent any payment with respect to the First Priority Claims (whether by or on behalf of any Obligor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. Notwithstanding the foregoing the Notes and related Obligations will not constitute First Priority Claims even if any proceeds of the Notes are used to repay Obligations under the Loan Agreement. Notwithstanding anything to the contrary contained in this definition, any Obligation under a First Priority Document shall constitute a “First Priority Claim” if the Lender Agent or the relevant First Priority Secured Party or First Priority Secured Parties under such First Priority Document shall have received a written representation from each Borrower in or in connection with such First Priority Document that such Obligation constitutes a “First Priority Claim” under and as defined in the 2010 Indenture or 2015 Indenture (whether or not such Obligation is at any time determined not to have been permitted to be incurred under the Indenture).
     “First Priority Collateral Agent” shall include, in addition to the First Priority Collateral Agent defined in the preamble, any successor thereto appointed by the requisite First Priority Secured Parties exercising substantially the same rights and powers.
     “First Priority Collateral Documents” mean collectively, the First Priority Security Agreement and any other agreement, document or instrument pursuant to which a Lien is granted to secure (or perfect, preserve or maintain the security of) any First Priority Claim or under which rights or remedies with respect to such Liens are governed.
     “First Priority Documents” means the Loan Agreement (including the “Guarantees” provided for pursuant to Article XI thereof), the First Priority Collateral Documents, the other Facility Documents, and each of the other agreements, documents and instruments providing for or evidencing any Loan Agreement Obligation, and any other related document or instrument executed or delivered pursuant to any of the foregoing at any time or otherwise evidencing any Obligation thereunder.
     “First Priority Liens” means all Liens that secure the First Priority Claims.
     “First Priority Secured Parties” means the “Lender Parties” as defined in the Loan Agreement; provided that the Collateral Control Agent shall cease to be a First Priority Secured Party upon the Discharge of First Priority Claims.
     “First Priority Security Agreement” means the Pledge and Security Agreement and Irrevocable Proxy, dated as of June 4, 2008, among ResCap, the Borrowers, certain of their affiliates and the First Priority Collateral Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.
     “Indebtedness” has the meaning assigned thereto in the 2010 Indenture as in effect on the date hereof.
     “Indenture” means, as the context may require, either the 2010 Indenture or the 2015 Indenture.
     “Insolvency Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Obligor as a debtor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Obligor as a debtor or with respect to any substantial part of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Obligor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Obligor.
     “Lenders” is defined in the first recital; provided that if there is only one Lender under the Loan Agreement, then reference to the Lenders hereunder shall be deemed to refer to that Lender.
     “Lender Agent” means, in addition to the Lender Agent defined in the preamble, the then acting agent for the Lenders under the Loan Agreement and any successor thereto exercising substantially the same rights and powers.
     “Lien” means, when used with respect to any Person, any interest in any property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.
     “Loan Agreement” is defined in the first recital; provided that the term “Loan Agreement” shall (a) also include any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original lenders or with an administrative agent or agents or other lenders, whether provided under the original Loan Agreement or any other credit or other agreement or indenture and whether entered into concurrently with or subsequent to the termination of the prior Loan Agreement), and (b) exclude the Notes and the Second Priority Documents and Third Priority Documents.
     “Loan Agreement Obligations” means all “Obligations” as defined in the Loan Agreement.
     “Maximum First Priority Amount” means $3,500,000,000 less (a) the aggregate principal amount of Indebtedness under the Loan Agreement permanently repaid with the Net Cash Proceeds from any Collateral Disposition and (b) any amount of principal on the loans made or reimbursement obligations in respect of drawings under letters of credit issued under the Loan Agreement repaid by virtue of any exercise of remedies by the First Priority Collateral Agent or the Lender Agent under the First Priority Collateral Documents or pursuant to Section 4.1. For sake of clarity, it is understood that a repayment or prepayment of the Indebtedness under the Loan Agreement does not constitute a permanent repayment of thereof except to the extent that there is a related reduction in the “Commitment Amount” of the Lenders pursuant to Section 2.10(c) of the Loan Agreement as a result of such repayment or prepayment.
     “Maximum Second Priority Amount” means $2,150.0 million (less the principal amount of any 2010 Notes issued following the date hereof, to the extent the issuance of such 2010 Notes violated the terms of (x) the 2015 Indenture as in effect on the date hereof or (y) the Loan Agreement as in effect at the time of such issuance) less any principal amount of prepayment, repayment or defeasance of the 2010 Notes (including, without limitation, any amount of principal on the 2010 Notes repaid by virtue of any exercise of remedies by the Second Priority Collateral Agent or 2010 Trustee under the Second Priority Collateral Documents or pursuant to Section 4.1).
     “Net Cash Proceeds” shall have the meaning given such term in the Loan Agreement as in effect on the date hereof or as amended or otherwise modified from time to time to the extent permitted by the 2010 Indenture and 2015 Indenture.
     “Non-Conforming Plan of Reorganization” any Plan of Reorganization whose provisions are inconsistent with or in contravention of the provisions of this Agreement, including any plan of reorganization that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or part, the provisions of Section 2 (including the Lien priorities of Section 2.1), the provisions of Section 4 or the provisions of Section 6.
     “Noteholders” means, collectively, the 2010 Noteholders, the 2015 Noteholders and the holders of Indebtedness under any Additional Pari Passu Third Priority Agreement; and “Noteholder” means any of them.
     “Notes” means, collectively, the 2010 Notes and the 2015 Notes; and “Note” means any of them.
     “Obligations” means any and all obligations with respect to the payment of (a) any principal of or interest (including interest accruing on or after the commencement of any Insolvency Proceeding, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit, (b) any fees, indemnification obligations, damages, expense reimbursement obligations (including, without limitation, reasonable attorneys’ fees and expenses) or other liabilities payable under the documentation governing any Indebtedness and (c) any obligation to post cash collateral in respect of letters of credit and any other obligations.
     “Obligors” means ResCap, the Borrowers and each of their Subsidiaries that is obligated under any First Priority Document, Second Priority Document or Third Priority Document.
     “Person” means any natural person, corporation, partnership, limited liability company, trust, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.
     “Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency Proceeding.
     “Recovery” is defined in Section 6.5.
     “Relevant Directing Party” means the following Person(s) who are entitled to instruct or direct the Collateral Control Agent: (a) (i) until the Discharge of First Priority Claims has occurred, the Lender Agent, (ii) following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, the 2010 Trustee, and (iii) thereafter, the 2015 Trustee or any Additional Third Priority Representative acting at the written direction of the holders of a majority of the aggregate principal amount of the Third Priority Claims; and (b) solely with respect to a release of Collateral pursuant to Section 12.11(b) of the Loan Agreement, an Obligor that delivers a Collateral Release Certificate in accordance with such Section.
     “ResCap” is defined in the preamble.
     “Second Priority Claims” means all Indebtedness, Obligations and other liabilities (contingent or otherwise) arising under or with respect to the Second Priority Documents or any of them; provided, however, that if the amount of Obligations constituting principal outstanding under the Second Priority Documents is in excess of the Maximum Second Priority Amount, then only that portion of such Obligations equal to the Maximum Second Priority Amount shall be included in the Second Priority Claims and interest and fees with respect to such Obligations shall only constitute Second Priority Claims to the extent related to the principal amount of Obligations included in the Second Priority Claims. Second Priority Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency Proceeding, accrue) after the commencement of an Insolvency Proceeding in accordance with and at the rate specified in the relevant Second Priority Document whether or not the claim for such interest is allowed as a claim in such Insolvency Proceeding. For the avoidance of any doubt, Second Priority Claims shall include the fees, expenses, disbursements and indemnities of the Second Priority Collateral Agent and, following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, the Collateral Control Agent. To the extent any payment with respect to the Second Priority Claims (whether by or on behalf of any Obligor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.
     “Second Priority Collateral Agent” shall include, in addition to the Second Priority Collateral Agent defined in the preamble, any successor thereto appointed by the requisite Second Priority Secured Parties exercising substantially the same rights and powers.
     “Second Priority Collateral Documents” means, collectively, the 2010 Noteholder Security Agreement and any document or instrument executed and delivered pursuant to any Second Priority Document at any time or otherwise pursuant to which a Lien is granted by an Obligor to secure (or perfect, preserve or maintain the security of) the Second Priority Claims or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.
     “Second Priority Documents” means, collectively, the 2010 Indenture, the 2010 Notes, the Second Priority Collateral Documents and any other related document or instrument executed and delivered pursuant to any of the foregoing at any time or otherwise evidencing any Obligation thereunder, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.
     “Second Priority Liens” means all Liens that secure the Second Priority Claims.

     “Second Priority Secured Parties” means the Persons holding Second Priority Claims, including the Second Priority Collateral Agent, the 2010 Trustee and the 2010 Noteholders and, as appropriate, the Collateral Control Agent.
     “Secured Parties” means collectively, the First Priority Secured Parties, the Second Priority Secured Parties and the Third Priority Secured Parties.
     “Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity.
     “Third Priority Claims” means all Indebtedness, Obligations and other liabilities (contingent or otherwise) arising under or with respect to the Third Priority Documents or any of them. For the avoidance of any doubt, Third Priority Claims shall include the fees, expenses, disbursements and indemnities of the Third Priority Collateral Agent and, following the Discharge of First Priority Claims and the Discharge of Second Priority Claims, the Collateral Control Agent.
     “Third Priority Collateral Agent” shall include, in addition to the Third Priority Collateral Agent defined in the preamble, any successor thereto appointed by the requisite Third Priority Secured Parties exercising substantially the same rights and powers.
     “Third Priority Collateral Documents” means, collectively, the 2015 Noteholder Security Agreement and any document or instrument executed and delivered pursuant to any Third Priority Document at any time or otherwise pursuant to which a Lien is granted by an Obligor to secure (or perfect, preserve or maintain the security of) the Third Priority Claims or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.
     “Third Priority Documents” means, collectively, the 2015 Indenture, the 2015 Notes, each Additional Pari Passu Third Priority Agreement, the Third Priority Collateral Documents and any other related document or instrument executed and delivered pursuant to any of the foregoing at any time or otherwise evidencing any Obligation thereunder, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.
     “Third Priority Liens” means all Liens that secure the Third Priority Claims.
     “Third Priority Secured Parties” means the Persons holding Third Priority Claims, including the Third Priority Collateral Agent, the 2015 Trustee, the 2015 Noteholders, each Additional Third Priority Representative and the holders of Indebtedness under any Additional Pari Passu Third Priority Agreement and, following the Discharge of First Priority Claims and the Discharge of Second Priority Claims, the Collateral Control Agent.
     “Trustee” means either the 2010 Trustee or the 2015 Trustee, as the case may be.

     “Unasserted Contingent Obligations” shall mean, at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for (a) the principal of and interest and premium (if any) on, and fees relating to, any Indebtedness and (b) contingent reimbursement obligations in respect of amounts that may be drawn under letters of credit) in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.
     “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
     “Use of Cash Collateral” is defined in Section 6.1.
     “Wachovia Account Control Agreements” means those certain Deposit Account Control Agreements each dated on or near June 6, 2008, among the Collateral Control Agent, Wachovia Bank, National Association, and each of RFC, GMAC Mortgage, ResCap, Homecomings Financial, LLC, Residential Mortgage Real Estate Holdings, LLC, Residential Funding Real Estate Holdings LLC, Homecomings Financial Real Estate Holdings, LLC, Passive Asset Transactions, LLC, RFC Asset Holdings II, LLC, Developer of Hidden Springs, LLC, Equity Investments I, LLC, DOA Holding Properties, LLC, and GMAC Model Home Finance, LLC.
     1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, document or other writing herein shall be construed as referring to such agreement, document or other writing as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns to the extent that such successors and assigns are permitted pursuant to the applicable agreement, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and general intangibles, (f) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (g) reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretation promulgated thereunder and (h) underscored references to Sections or clauses shall refer to those portions of this Agreement, and any underscored references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.

     Section 2. Lien Priorities.
     2.1 Relative Priorities.
     (a) Irrespective of the date, time, method, manner or order of grant, attachment or perfection of any Lien granted to the First Priority Collateral Agent, the Second Priority Collateral Agent, the Third Priority Collateral Agent, any First Priority Secured Party, any Second Priority Secured Party, any Third Priority Secured Party or any other Person on the Collateral (including, in each case, irrespective of whether any such Lien is granted, or secures obligations relating to the period, before or after the commencement of any Insolvency Proceeding) and notwithstanding (i) any provision of the UCC or any other applicable law or the Second Priority Documents or Third Priority Documents, or any defect or deficiency in, or failure to attach or perfect any aspect or portion of any First Priority Lien, to the contrary, (ii) the fact that any First Priority Lien may have been subordinated, voided, avoided, invalidated or lapsed or (iii) any other circumstance whatsoever, each of the Second Priority Collateral Agent and the 2010 Trustee, on behalf of itself and the other Second Priority Secured Parties, hereby agrees that: (A) any Lien on the Collateral securing the First Priority Claims now or hereafter held by the First Priority Secured Parties shall be senior in priority to any Lien on the Collateral securing the Second Priority Claims; and (B) any Lien on the Collateral now or hereafter securing any Second Priority Claim regardless of how or when acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in priority in all respects to all Liens on the Collateral securing the First Priority Claims. All Liens on the Collateral securing the First Priority Claims shall be and remain first in priority to all Liens on the Collateral securing the Second Priority Claims for all purposes, whether or not such First Priority Liens are subordinated to any Lien securing any other obligation of any Obligor.
     (b) Irrespective of the date, time, method, manner or order of grant, attachment or perfection of any Lien granted to the First Priority Collateral Agent, the Second Priority Collateral Agent, the Third Priority Collateral Agent, any First Priority Secured Party, any Second Priority Secured Party, any Third Priority Secured Party or any other Person on the Collateral (including, in each case, irrespective of whether any such Lien is granted, or secures obligations relating to the period, before or after the commencement of any Insolvency Proceeding) and notwithstanding (i) any provision of the UCC or any other applicable law or the Third Priority Documents, or any defect or deficiency in, or failure to attach or perfect any aspect or portion of any First Priority Lien or any Second Priority Lien, to the contrary, (ii) the fact that any First Priority Lien or Second Priority Lien may have been subordinated, voided, avoided, invalidated or lapsed or (iii) any other circumstance whatsoever, each of the Third Priority Collateral Agent, the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, hereby agrees that: (A) (1) any Lien on the Collateral securing the First Priority Claims now or hereafter held by the First Priority Secured Parties shall be senior in priority to any Lien on the Collateral securing the Third Priority Claims or the Second Priority Claims and (2) any Lien on the Collateral securing the Second Priority Claims now or hereafter held by the Second Priority Secured Parties shall be prior to any Lien on the Collateral securing the Third Priority Claims (but junior in priority to the First Priority Liens); and (B) (1) any Lien on the Collateral now or hereafter securing any Third Priority Claim regardless of how or when acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in priority in all respects to all Liens on the Collateral securing the First Priority Claims and (2) any Lien on the Collateral now or hereafter securing the Third Priority Claims regardless of how or when acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in priority in all respects to all Liens on the Collateral securing the Second Priority Claims. All Liens on the Collateral securing the First Priority Claims and the Second Priority Claims shall be and remain prior to all Liens on the Collateral securing the Third Priority Claims for all purposes, whether or not such First Priority Liens or Second Priority Liens are subordinated to any Lien securing any other obligation of any Obligor.
     2.2 Prohibition on Contesting Liens. Each of the First Priority Collateral Agent, the Second Priority Collateral Agent, the Third Priority Collateral Agent, the Lender Agent, on behalf of itself and the other First Priority Secured Parties, the 2010 Trustee, on behalf of itself and the other Second Priority Secured Parties, and the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, agrees that it shall not (and hereby waives any right to) contest or support, directly or indirectly, any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity or enforceability of (a) the First Priority Claims or any Lien held by the First Priority Secured Parties in the Collateral securing the First Priority Claims; (b) the Second Priority Claims or any Liens by the Second Priority Secured Parties in the Collateral securing the Second Priority Claims; or (c) the Third Priority Claims or any Liens by the Third Priority Secured Parties in the Collateral securing the Third Priority Claims, as the case may be.
     2.3 No New Liens.
     So long as the Discharge of First Priority Claims has not occurred, the parties hereto agree that the Obligors shall not (a) grant or permit any additional Lien on any asset or property to secure any Third Priority Claim unless it has granted Liens on such asset or property to secure the First Priority Claims and the Second Priority Claims; (b) grant or permit on any Lien on any asset or property to secure any Second Priority Claim unless it has granted Liens on such asset or property to secure the First Priority Claims and the Third Priority Claims; or (c) grant or permit any additional Lien on any asset to secure any First Priority Claim unless it has granted a Lien on such asset to secure the Second Priority Claims and the Third Priority Claims. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Collateral Agent, the Lender Agent and/or the First Priority Secured Parties, (A) each of the Second Priority Collateral Agent and the 2010 Trustee, on behalf of itself and the other Second Priority Secured Parties, agrees that any amount received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2 and (B) each of the Third Priority Collateral Agent, the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, agrees that any amount received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.
     2.4 Nature of First Priority Obligations. Each of the Second Priority Collateral Agent, the Third Priority Collateral Agent, the 2010 Trustee, on behalf of itself and the other Second Priority Secured Parties, and the 2015 Trustee and each Additional Third Priority Representative on behalf of themselves and the other Third Priority Secured Parties, acknowledges that a portion of the First Priority Claims are revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased (subject to the limitation specified in the definition of First Priority Claims) or reduced and subsequently reborrowed without affecting the lien subordination or other provisions of this Agreement.
     Section 3. Enforcement.
     3.1 Exercise of Remedies.
     (a) (i) (A) So long as the Discharge of First Priority Claims has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, none of the Second Priority Collateral Agent, the Third Priority Collateral Agent, the other Second Priority Secured Parties or the other Third Priority Secured Parties will exercise or seek to exercise any rights or remedies (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Priority Collateral Agent, the Third Priority Collateral Agent, any such Second Priority Secured Party or any such Third Priority Secured Party is a party and including the exercise of any right to direct or provide direction or orders to the Collateral Control Agent or any account bank, securities intermediary or any other custodian as to the disposition of the asset or property on deposit in, carried in or otherwise credited to any deposit accounts or securities accounts), with respect to any Collateral (and hereby waive any right to), institute any action or proceeding with respect to such rights or remedies, including any action of foreclosure, or contest, protest or object to any foreclosure proceeding or action brought by the First Priority Collateral Agent, the Lender Agent or any other First Priority Secured Party, any exercise of any right under any control agreement in respect of a deposit account, securities account, security entitlement or other investment property constituting Collateral (including, without limitation, any right to direct or provide direction or orders to the Collateral Control Agent or any account bank, securities intermediary or other custodian as to the disposition of the asset or property on deposit in, carried in or otherwise credited to any deposit accounts or securities accounts), or any bailee’s letter or similar agreement or arrangement to which the Second Priority Collateral Agent, the Third Priority Collateral Agent, any other Second Priority Secured Party or any other Third Priority Secured Party is a party, or any other exercise by any such party, of any rights and remedies relating to the Collateral under the Second Priority Documents or the Third Priority Documents or otherwise, or object to the forbearance by the First Priority Collateral Agent, the Lender Agent or any First Priority Secured Party from bringing or pursuing any foreclosure proceeding or action or any other exercise of any right or remedy relating to the Collateral, in each case so long as the respective interests of the Second Priority Secured Parties and the Third Priority Secured Parties, as the case may be, attach to the proceeds thereof (if any) remaining after the Discharge of First Priority Claims subject to the relative priorities described in Section 2, and (B) so long as the Discharge of Second Priority Claims has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, each of the Third Priority Collateral Agent and the other Third Priority Secured Parties will not exercise or seek to exercise any rights or remedies (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Third Priority Collateral Agent or any other Third Priority Secured Party is a party and including the exercise of any right to direct or provide direction or orders to the Collateral Control Agent or any account bank, securities intermediary or any other custodian as to the disposition of the asset or property on deposit in, carried in or otherwise credited to any deposit accounts or securities accounts) with respect to any Collateral (and hereby waive any right to), institute any action or proceeding with respect to such rights or remedies, including any action of foreclosure, or contest, protest or object to any foreclosure proceeding or action brought by the Second Priority Collateral Agent or any other Second Priority Secured Party, any exercise of any right under any control agreement in respect of a deposit account, securities account, security entitlement or other investment property constituting Collateral (including, without limitation, any right to direct or provide direction or orders to the Collateral Control Agent or any account bank, securities intermediary or any other custodian as to the disposition of the asset or property on deposit in, carried in or otherwise credited to any deposit accounts or securities accounts), or any bailee’s letter or similar agreement or arrangement to which the Third Priority Collateral Agent or any other Third Priority Secured Party is a party, or any other exercise by any such party, of any rights and remedies relating to the Collateral under the Third Priority Documents or otherwise, or object to the forbearance by the Second Priority Collateral Agent or any other Second Priority Secured Party from bringing or pursuing any foreclosure proceeding or action or any other exercise of any right or remedy relating to the Collateral, in each case so long as the respective interests of the Third Priority Secured Parties attach to the proceeds thereof (if any) remaining after the Discharge of Second Priority Claims subject to the relative priorities described in Section 2; and (ii) (A) so long as the Discharge of First Priority Claims has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, the First Priority Collateral Agent, the Lender Agent and the other First Priority Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Priority Collateral Agent, the Third Priority Collateral Agent, any other Second Priority Secured Party or any other Third Priority Secured Party is a party and including the exercise of any right to direct or provide direction or orders to the Collateral Control Agent or any account bank, securities intermediary or any other custodian as to the disposition of the asset or property on deposit in, carried in or otherwise credited to any deposit accounts or securities accounts), refrain from enforcing or exercising remedies, and make determinations regarding release or disposition of the Collateral without the consent of or any consultation with the Second Priority Collateral Agent, the Third Priority Collateral Agent, any other Second Priority Secured Party or any other Third Priority Secured Party, and (B) following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, the Second Priority Collateral Agent and the other Second Priority Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Third Priority Collateral Agent or any other Third Priority Secured Party is a party and including the exercise of any right to direct or provide direction or orders to the Collateral Control Agent or any account bank, securities intermediary or any other custodian as to the disposition of the asset or property on deposit in, carried in or otherwise credited to any deposit accounts or securities accounts), refrain from enforcing or exercising remedies, and make determinations regarding release or disposition of the Collateral without the consent of or any consultation with the Third Priority Collateral Agent or any other Third Priority Secured Party; provided that with respect to clauses (i) and (ii) above, (1) in any Insolvency Proceeding commenced by or against any Obligor, any Second Priority Secured Party or Third Priority Secured Party may file a claim or statement of interest with respect to the Second Priority Claims or the Third Priority Claims, as the case may be, (2) the Second Priority Collateral Agent or the Third Priority Collateral Agent may take any action not adverse to the Liens on the Collateral securing the First Priority Claims or the rights of the First Priority Collateral Agent, the Lender Agent or any other First Priority Secured Party to exercise remedies in respect thereof in order to establish, preserve, or perfect its rights in the Collateral and (3) any Second Priority Secured Party or Third Priority Secured Party shall be entitled to (u) file any necessary responsive or defensive pleading in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the Second Priority Claims or the Third Priority Claims, including without limitation any claim secured by the Collateral, if any, in each case in accordance with the terms of this Agreement, (v) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Obligors arising under the Bankruptcy Code (including exercising the right, if any, to file an involuntary petition against any Obligor), any similar law or any applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement, (w) exercise any rights and remedies as an unsecured creditor against the Borrowers or any other Obligor in accordance with the Second Priority Documents or Third Priority Documents, as the case may be, and applicable law, (x) bid (but only for cash) for or purchase (but only for cash) Collateral at any private or judicial foreclosure upon such Collateral initiated by any secured party in respect thereof, (y) file any notice of or vote any claim in any Insolvency Proceeding of any Obligor but solely in accordance with Section 6.9 of this Agreement and (z) file any proof of claim and other filings, appear and be heard on any matter in connection therewith and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Priority Claims or the Third Priority Claims, as the case may be, and the Collateral and (4) nothing herein shall be construed to limit or impair in any way the right of any Second Priority Secured Party or Third Priority Secured Party to receive any remaining Collateral and proceeds of Collateral after the Discharge of First Priority Claims has occurred (or, with respect to the Third Priority Secured Parties, after both the Discharge of First Priority Claims and the Discharge of Second Priority Claims has occurred). In exercising rights and remedies with respect to the Collateral, the First Priority Collateral Agent, the Lender Agent or the other First Priority Secured Parties may enforce the provisions of the First Priority Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion except that, following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, the Second Priority Collateral Agent, the 2010 Trustee or the other Second Priority Secured Parties may enforce the provisions of the Second Priority Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by the First Priority Collateral Agent, the Lender Agent and the other First Priority Secured Parties (or, following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, the Second Priority Collateral Agent, the 2010 Trustee or the other Second Priority Secured Parties) to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured party under the UCC of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction.
     (b) (i) Until the Discharge of First Priority Claims has occurred, each of the Second Priority Collateral Agent, the Third Priority Collateral Agent, the 2010 Trustee, on behalf of itself and the other Second Priority Secured Parties, and the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, agrees that it will not, in connection with the exercise of any right or remedy (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Priority Collateral Agent, the Third Priority Collateral Agent or any other Second Priority Secured Party or Third Priority Secured Party is a party) with respect to any Collateral (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived until after the Discharge of First Priority Claims any right to) take or receive any Collateral or any proceeds of Collateral unless and until the Discharge of First Priority Claims has occurred.
          (ii) Following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, each of the Third Priority Collateral Agent and the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, agrees that it will not, in connection with the exercise of any right or remedy (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which such Third Priority Collateral Agent or any other Third Priority Secured Party is a party and including the exercise of any right to direct or provide direction or orders to the Collateral Control Agent or any account bank, securities intermediary or any other custodian as to the disposition of the asset or property on deposit in, carried in or otherwise credited to any deposit accounts or securities accounts) with respect to any Collateral (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived until after the Discharge of Second Priority Claims any right to) take or receive any Collateral or any proceeds of Collateral unless and until the Discharge of Second Priority Claims has occurred.
          (iii) Without limiting the generality of the foregoing clauses (i) and (ii), (A) unless and until the Discharge of First Priority Claims has occurred, except as expressly provided in the proviso in clause (a) of Section 3.1, the sole right of the Second Priority Collateral Agent, the Third Priority Collateral Agent, the other Second Priority Secured Parties and the other Third Priority Secured Parties as secured parties with respect to the Collateral is to hold a perfected Lien on the Collateral pursuant to the Second Priority Documents or Third Priority Documents, as the case may be, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Priority Claims has occurred and (B) unless and until the Discharge of Second Priority Claims has occurred, except as expressly provided in the proviso in clause (a) of Section 3.1, the sole right of the Third Priority Collateral Agent and the other Third Priority Secured Parties as secured parties with respect to the Collateral is to hold a perfected Lien on the Collateral pursuant to the Third Priority Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Priority Claims and the Discharge of Second Priority Claims have both occurred.

     (c) (i) Each of the Obligors agree that it will not, and will not permit any of its Subsidiaries to, in connection with the exercise of any right or remedy with respect to any Collateral by the Second Priority Collateral Agent, the Third Priority Collateral Agent or any other Second Priority Secured Party or Third Priority Secured Party, transfer, deliver or pay, as applicable, to the Second Priority Collateral Agent, the Third Priority Collateral Agent or any other Second Priority Secured Party or Third Priority Secured Party, any Collateral or any proceeds of Collateral unless and until the Discharge of First Priority Claims has occurred.
          (ii) Each of the Obligors agree that it will not, and will not permit any of its Subsidiaries to, in connection with the exercise of any right or remedy with respect to any Collateral by the Third Priority Collateral Agent or any other Third Priority Secured Party, transfer, deliver or pay, as applicable, to the Third Priority Collateral Agent or any other Third Priority Secured Party, any Collateral or any proceeds of Collateral unless and until the Discharge of Second Priority Claims has occurred.
     (d) (i) Each of the Second Priority Collateral Agent, the Third Priority Collateral Agent, the 2010 Trustee, on behalf of itself and the other Second Priority Secured Parties, and the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, agrees that the Second Priority Secured Parties and the Third Priority Secured Parties will not (and instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to) take any action (other than as provided in Section 3.1(a)) that would hinder or cause to delay any exercise of remedies undertaken by the First Priority Collateral Agent, the Lender Agent or any other First Priority Secured Party under the First Priority Documents as secured parties in respect of any Collateral, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise.
          (ii) Each of the Third Priority Collateral Agent and the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, agrees that the Third Priority Secured Parties will not (and instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived any right to) take any action (other than as provided in Section 3.1(a)) that would hinder or cause to delay any exercise of remedies undertaken by the Second Priority Collateral Agent or any other Second Priority Secured Party under the Second Priority Documents as secured parties in respect of any Collateral, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise.
          (iii) Each of the Second Priority Collateral Agent, the Third Priority Collateral Agent, the 2010 Trustee, on behalf of itself and the other Second Priority Secured Parties, and the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, hereby irrevocably, absolutely and unconditionally waives any and all rights it or the Second Priority Secured Parties or the Third Priority Secured Parties may have as a junior lien creditor or otherwise (whether arising under the UCC or any other law) to object to the manner (including by judicial foreclosure, non-judicial foreclosure, strict foreclosure or otherwise) in which the First Priority Collateral Agent, the Lender Agent or the other holders of First Priority Claims seek to enforce the Liens granted in any of the Collateral except that there shall be no waiver of the obligation, if any, of the First Priority

Collateral Agent or the Lender Agent to dispose of the Collateral in a “commercially reasonable” manner within the meaning of any applicable UCC.
          (iv) Each of the Third Priority Collateral Agent, the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, hereby irrevocably, absolutely and unconditionally waives any and all rights it or the Third Priority Secured Parties may have as a junior lien creditor or otherwise (whether arising under the UCC or any other law) to object to the manner (including by judicial foreclosure, non-judicial foreclosure, strict foreclosure, or otherwise) in which the Second Priority Collateral Agent, the 2010 Trustee or the other holders of Second Priority Claims seek to enforce the Liens granted in any of the Collateral except that there shall be no waiver of the obligation, if any, of the Second Priority Collateral Agent or the 2010 Trustee to dispose of the Collateral in a “commercially reasonable” manner within the meaning of any applicable UCC.
     (e) (i) Each of the Second Priority Collateral Agent, the Third Priority Collateral Agent, the 2010 Trustee, on behalf of itself and the other Second Priority Secured Parties, and the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Priority Collateral Documents or any other Second Priority Noteholder Document (other than this Agreement) or in the Third Priority Collateral Documents or any other Third Priority Document (other than this Agreement) is intended to restrict in any way the rights and remedies of the First Priority Collateral Agent, the Lender Agent or the First Priority Secured Parties with respect to the Collateral as set forth in this Agreement and the First Priority Documents.
          (ii) Each of the Third Priority Collateral Agent and the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Third Priority Collateral Documents or any other Third Priority Document (other than this Agreement) is intended to restrict in any way the rights and remedies of the Second Priority Collateral Agent or any other Second Priority Secured Party with respect to the Collateral as set forth in this Agreement and the Second Priority Documents.
     3.2 Cooperation. Subject to the proviso in Section 3.1(a), (a) each of the Second Priority Collateral Agent, the Third Priority Collateral Agent, the 2010 Trustee, on behalf of itself and the other Second Priority Secured Parties, and the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, agrees that, unless and until the Discharge of First Priority Claims has occurred, it will not, and shall be deemed to have waived any right to, commence, or join with any Person in commencing any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it under any Second Priority Document or Third Priority Document, as the case may be; and (b) each of the Third Priority Collateral Agent and the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, agrees that, unless and until the Discharge of Second Priority Claims has occurred, it will not, and shall be deemed to have waived any right to, commence, or join with any Person in commencing any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it under any Third Priority Document.

     3.3 Notices of Default. Each Collateral Agent, the Lender Agent, each Trustee and each Additional Third Priority Representative will provide such information as it may have to the others as the others may from time to time reasonably request concerning the status of the exercise of any enforcement action against the Collateral, and each Collateral Agent, the Lender Agent, each Trustee and each Additional Third Priority Representative shall be available on a reasonable basis during normal business hours to review with each other alternatives available in exercising such rights; provided that the failure of any of them to do any of the foregoing shall not affect the relative priorities of the First Priority Liens, the Second Priority Liens or the Third Priority Liens as provided herein or the validity or effectiveness of any notice or demand as against any Obligor. The Obligors hereby consent and agree to each Collateral Agent, the Lender Agent, each Trustee and each Additional Third Priority Representative, providing any such information to the other and to such actions by any of them and waives any right or claim against any of them arising as a result of such information or actions.
     Section 4. Payments.
     4.1 Application of Proceeds.
     (a) As long as the Discharge of First Priority Claims has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, the cash proceeds of Collateral received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies, shall, after payment of all outstanding fees, expenses (including reasonable fees and expenses of counsel), disbursements and indemnities of the First Priority Collateral Agent and the Collateral Control Agent, be delivered by the First Priority Collateral Agent or the Collateral Control Agent to the Lender Agent for application against the First Priority Claims in such order as the Lender Agent may determine in its sole discretion until the Discharge of First Priority Claims has occurred. Upon the Discharge of First Priority Claims, (i) the Lender Agent shall promptly deliver to the First Priority Collateral Agent (with copies to the Second Priority Collateral Agent, the Third Priority Collateral Agent, the Collateral Control Agent, the 2010 Trustee, the 2015 Trustee and each other Additional Third Priority Representative) a written notice stating that the Discharge of First Priority Claims has occurred and (ii) promptly following receipt of such notice in clause (i), the First Priority Collateral Agent or Lender Agent as applicable shall deliver at the joint and several cost of the Obligors to the Second Priority Collateral Agent for distribution to the 2010 Trustee for the benefit of the Second Priority Secured Parties (or, following the Discharge of Second Priority Claims, shall deliver to the Third Priority Collateral Agent for distribution to the 2015 Trustee and the Additional Third Party Representatives for the benefit of the Third Priority Secured Parties in accordance with the 2015 Noteholder Security Agreement) any proceeds of Collateral held by it in the same form as received, with any necessary endorsement or as a court of competent jurisdiction may otherwise direct.
     (b) Following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, the cash proceeds of Collateral received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies, shall, after payment of all outstanding fees, expenses (including reasonable fees and expenses of counsel), disbursements and indemnities of the Second Priority Collateral Agent and the Collateral Control Agent, be delivered by the Second Priority Collateral Agent or Collateral Control Agent to the 2010 Trustee for application against the Second Priority Claims in such order as is specified in the 2010 Indenture until the Discharge of Second Priority Claims has occurred. Upon the Discharge of Second Priority Claims, (i) the 2010 Trustee shall promptly deliver to the Second Priority Collateral Agent (with copies to the Third Priority Collateral Agent, the Collateral Control Agent, the 2015 Trustee and each other Additional Third Priority Representative) a written notice stating that the Discharge of Second Priority Claims has occurred and (ii) promptly following receipt of such notice in clause (i), the Second Priority Collateral Agent shall deliver at the joint and several cost of the Obligors to the Third Priority Collateral Agent any proceeds of Collateral held by it in the same form as received, with any necessary endorsement or as a court of competent jurisdiction may otherwise direct.
     4.2 Payments Over.
     (a) So long as the Discharge of First Priority Claims has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3(a)) received by the Second Priority Collateral Agent, the Third Priority Collateral Agent, any other Second Priority Secured Party or any other Third Priority Secured Party in connection with the exercise of any right or remedy (including set-off) relating to the Collateral in contravention of this Agreement or any distribution received on account of or by virtue of any Lien on the Collateral in any Insolvency Proceeding (including any distribution on account of or otherwise by virtue of any Lien on the Collateral under any Plan of Reorganization) shall, upon receiving appropriate written direction from the Lender Agent, be segregated and held in trust and forthwith paid over to the First Priority Collateral Agent for the benefit of the First Priority Secured Parties in the same form as received, with any necessary endorsement, or as a court of competent jurisdiction may otherwise direct. The First Priority Collateral Agent is hereby authorized to make any such endorsement as agent for the Second Priority Collateral Agent, the Third Priority Collateral Agent or any other Second Priority Secured Party or Third Priority Secured Party. This authorization is coupled with an interest and is irrevocable until the Discharge of First Priority Claims has occurred.
     (b) Following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3(b)) received by the Third Priority Collateral Agent or any other Third Priority Secured Party in connection with the exercise of any right or remedy (including set-off) relating to the Collateral in contravention of this Agreement or any distribution received on account of or by virtue of any Lien on the Collateral in any Insolvency Proceeding (including any distribution on account of or otherwise by virtue of any Lien on the Collateral under any Plan of Reorganization) shall, upon receiving appropriate written direction from the 2010 Trustee, be segregated and held in trust and forthwith paid over to the Second Priority Collateral Agent for the benefit of the Second Priority Secured Parties in the same form as received, with any necessary endorsement, or as a court of competent jurisdiction may otherwise direct. The Second Priority Collateral Agent is hereby authorized to make any such endorsement as agent for the Third Priority Collateral Agent or any other Third

Priority Secured Party. This authorization is coupled with an interest and is irrevocable until the Discharge of Second Priority Claims has occurred.
     Section 5. Other Agreements.
     5.1 Releases.
     (a) If, in connection with (i) the exercise of any remedies by the First Priority Collateral Agent or any other First Priority Secured Party in respect of the Collateral provided for in Section 3.1, including any sale, lease, exchange, transfer or other disposition of any such Collateral or (ii) any sale, lease, exchange, transfer or other disposition of any Collateral (other than to another Obligor) permitted under the terms of the First Priority Documents, the Second Priority Documents and the Third Priority Documents (in each case, as in effect on the date hereof), the First Priority Collateral Agent, on behalf of itself and the other First Priority Secured Parties, releases any of its Liens on any part of the Collateral, the Lien of the Second Priority Collateral Agent for the benefit of the Second Priority Secured Parties on such Collateral (but not on any proceeds of such Collateral not required to be paid to the First Priority Secured Parties for application to the First Priority Claims) and the Lien of the Third Priority Collateral Agent for the benefit of the Third Priority Secured Parties on such Collateral (but not on any proceeds of such Collateral not required to be paid to the First Priority Secured Parties for application to the First Priority Claims) shall in each case be automatically and unconditionally released with no further consent or action of any Person, and each of the Second Priority Collateral Agent, the Third Priority Collateral Agent, the 2010 Trustee, on behalf of itself and the other Second Priority Secured Parties, and the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, shall promptly execute and deliver, at the joint and several expense of the Obligors, to the First Priority Collateral Agent and the Lender Agent and the Obligors such termination statements, releases and other documents as the First Priority Collateral Agent, the Lender Agent and the Obligors may reasonably request to effectively confirm such release at the joint and several expense of the Obligors.
     (b) Following the Discharge of First Priority Claims if, in connection with (i) the exercise of any remedies by the Second Priority Collateral Agent or the 2010 Trustee or any other Second Priority Secured Party in respect of the Collateral provided for in Section 3.1, including any sale, lease, exchange, transfer or other disposition of any such Collateral or (ii) any sale, lease, exchange, transfer or other disposition of any Collateral (other than to another Obligor) permitted under the terms of the Second Priority Documents and the Third Priority Documents (in each case, as in effect on the date hereof), the Second Priority Collateral Agent, on behalf of itself and the other Second Priority Secured Parties, releases any of its Liens on any part of the Collateral, the Lien of the Third Priority Collateral Agent for the benefit of the Third Priority Secured Parties on such Collateral (but not on any proceeds of such Collateral not required to be paid to the Second Priority Secured Parties for application to the Second Priority Claims) shall be automatically and unconditionally released with no further consent or action of any Person, and each of the Third Priority Collateral Agent and the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, shall promptly execute and deliver, at the joint and several expense of the Obligors, to the Second Priority Collateral Agent and the 2010 Trustee and the Obligors such termination statements, releases and other documents as the Second Priority Collateral Agent, the

2010 Trustee and the Obligors may reasonably request to effectively confirm such release at the joint and several expense of the Obligors.
     (c) Until the Discharge of First Priority Claims occurs, each of the Second Priority Collateral Agent, the Third Priority Collateral Agent, the 2010 Trustee, on behalf of itself and the other Second Priority Secured Parties, and the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, hereby irrevocably constitutes and appoints the First Priority Collateral Agent and any officer or agent of the First Priority Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Person or in the First Priority Collateral Agent’s own name, from time to time in the First Priority Collateral Agent’s discretion (as directed by the Lender Agent in writing), for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all releases, documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any financing statements, mortgage releases, intellectual property releases, endorsements or other instruments of transfer or release.
     (d) Following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims occurs, each of the Third Priority Collateral Agent, the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, hereby irrevocably constitutes and appoints the Second Priority Collateral Agent and any officer or agent of the Second Priority Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Third Priority Collateral Agent or Third Priority Secured Party or in the Second Priority Collateral Agent’s own name, from time to time in the Second Priority Collateral Agent’s discretion (as directed by the 2010 Trustee in writing), for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all releases, documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any financing statements, mortgage releases, intellectual property releases, endorsements or other instruments of transfer or release.
     5.2 Insurance.
     (a) Unless and until the Discharge of First Priority Claims has occurred, the First Priority Collateral Agent, the Lender Agent and the other holders of First Priority Claims shall have the sole and exclusive right, subject to the rights of the Obligors under the Facility Documents, to adjust settlement for any award under any insurance policy relating to an insured loss in respect of Collateral and to approve any award granted in any condemnation or similar proceeding affecting the Collateral. Following the Discharge of First Priority Claims and until such time that the Discharge of Second Priority Claims has occurred, the Second Priority Collateral Agent, the 2010 Trustee and the other holders of Second Priority Claims shall have the sole and exclusive right, subject to the rights of the Obligors under the Second Priority Documents, to adjust settlement for any award under any insurance policy relating to an insured loss relating to the Collateral and to approve any award granted in any condemnation or similar proceeding affecting the Collateral.

     (b) Unless and until the Discharge of First Priority Claims has occurred, all proceeds of any such insurance policy and any such award if in respect to the Collateral shall, after payment of all outstanding fees, expenses (including reasonable fees and expenses of counsel), disbursements and indemnities of the First Priority Collateral Agent and the Collateral Control Agent, be delivered by the First Priority Collateral Agent to the Lender Agent for benefit of the First Priority Secured Parties to the extent required under the Loan Agreement and pursuant to the terms of the First Priority Documents; and thereafter, following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, and after payment of all outstanding fees, expenses (including reasonable fees and expenses of counsel), disbursements and indemnities of the Second Priority Collateral Agent and the Collateral Control Agent, be delivered by the Second Priority Collateral Agent to the 2010 Trustee for the benefit of the Second Priority Secured Parties to the extent required under the applicable Second Priority Documents; and following the Discharge of First Priority Claims and Second Priority Claims, and after payment of all outstanding fees, expenses (including reasonable fees and expenses of counsel), disbursements and indemnities of the Third Priority Collateral Agent and the Collateral Control Agent, be delivered by the Third Priority Collateral Agent to the 2015 Trustee and the Additional Third Priority Representatives in accordance with the 2015 Noteholder Security Agreement; and finally, to the owner of the subject property or as a court of competent jurisdiction may otherwise direct.
     (c) Unless the Discharge of First Priority Claims has occurred, if the Second Priority Collateral Agent, the Third Priority Collateral Agent or any other Second Priority Secured Party or Third Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment thereunder in contravention of this Agreement, it shall pay such proceeds, award or payment over to the First Priority Collateral Agent in accordance with Section 4.2.
     (d) Following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, if the Third Priority Collateral Agent or any other Third Priority Secured Party shall, at any time, receive any proceeds of any insurance policy or any award or payment thereunder in contravention of this Agreement, it shall pay such proceeds, award or payment over to the Second Priority Collateral Agent in accordance with Section 4.2.
     5.3 Amendments to Second Priority Documents and Third Priority Documents, etc.
     (a) Unless and until the Discharge of First Priority Claims has occurred, without the prior written consent of the Lender Agent (and the First Priority Collateral Agent and the Collateral Control Agent, to the extent an amendment, supplement or modification would affect its respective rights, protections or obligations), no Second Priority Collateral Document or Third Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document or Third Priority Collateral Document, would contravene any of the terms of this Agreement or the First Priority Documents. Following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, no Third Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Third Priority

Collateral Document, would contravene any of the terms of this Agreement or the Second Priority Documents.
     (b) The 2010 Trustee agrees that each Second Priority Collateral Document granting a Lien on any Collateral shall include the following language (or similar language satisfactory to the Lender Agent):
“Notwithstanding anything herein to the contrary, the lien and security interest granted to [the Second Priority Collateral Agent] pursuant to this Agreement and the exercise of any right or remedy by [the Second Priority Collateral Agent] hereunder are subject to the provisions of the Intercreditor Agreement, dated as of June 6, 2008 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Intercreditor Agreement”), among Wells Fargo Bank, N.A., in its capacity as First Priority Collateral Agent, Wells Fargo Bank, N.A., in its capacity as Second Priority Collateral Agent, Wells Fargo Bank, N.A., in its capacity as Third Priority Collateral Agent and the other parties thereto. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”
In addition, the 2015 Trustee agrees that each Third Priority Collateral Document granting a Lien on any Collateral shall include the following language (or similar language satisfactory to the Lender Agent):
“Notwithstanding anything herein to the contrary, the lien and security interest granted to [the Third Priority Collateral Agent] pursuant to this Agreement and the exercise of any right or remedy by [the Third Priority Collateral Agent] hereunder are subject to the provisions of the Intercreditor Agreement, dated as of June 6, 2008 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Intercreditor Agreement”), among Wells Fargo Bank, N.A., in its capacity as First Priority Collateral Agent, Wells Fargo Bank, N.A., in its capacity as Second Priority Collateral Agent, Wells Fargo Bank, N.A., in its capacity as Third Priority Collateral Agent, and the other parties thereto. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”
     (c) Unless and until the Discharge of First Priority Claims has occurred, in the event the First Priority Collateral Agent or the Lender Agent enters into any amendment, waiver or consent in respect of any First Priority Collateral Document for the purpose of adding to, or deleting from, or waiving or consenting to any departure from any provision of, any First Priority Collateral Document or changing in any manner the rights of the First Priority Collateral Agent, the Lender Agent, the other First Priority Secured Parties or the Obligors thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Noteholder Collateral Document without the consent of the Second Priority Collateral Agent, the Third Priority Collateral Agent, any Trustee, and any Additional Third Priority Representative, the Second Priority Secured Parties or the Third Priority Secured Parties

and without any action by any of them or any Obligor; provided that (i) no such amendment, waiver or consent shall have the effect of (A) removing assets subject to the Lien of the Second Priority Collateral Documents or Third Priority Collateral Documents, except to the extent that a release of such Lien is permitted by Section 5.1 and provided there is a corresponding release of the Lien securing the First Priority Claims, (B) imposing duties or adding liabilities on the Second Priority Collateral Agent, Third Priority Collateral Agent, any other Second Priority Secured Party or any other Third Priority Secured Party without its consent or (C) permitting other Liens on the Collateral which are prohibited under the terms of the 2010 Indenture (as in effect on the date hereof), the 2015 Indenture (as in effect on the date hereof) or Section 6, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Collateral Agent, the Third Priority Collateral Agent, any other Second Priority Secured Party or any other Third Priority Secured Party (and not the First Priority Secured Parties in a like or similar manner) shall not apply to the Second Priority Collateral Documents without the consent of the Second Priority Collateral Agent (acting at the written direction of the 2010 Trustee (itself acting at the direction of the holders of a majority of the aggregate principal amount of the Second Priority Claims)) and shall not apply to the Third Priority Collateral Documents without the consent of the Third Priority Collateral Agent (acting at the written direction of the requisite Third Priority Secured Parties in accordance with the Third Priority Security Agreements), and (iii) notice of such amendment, waiver or consent shall have been given by the Lender Agent to the Second Priority Collateral Agent (unless it is the same Person as the First Priority Collateral Agent), the Third Priority Collateral Agent (unless it is the same Person as the First Priority Collateral Agent), each Trustee and any Additional Third Priority Representative within 10 Business Days after the effective date thereof; provided, further, that (x) nothing contained in this clause (c) shall impair the rights of the First Priority Collateral Agent, the Lender Agent and the holders of First Priority Claims, or the obligations and agreements of the Second Priority Collateral Agent, the Third Priority Collateral Agent, the other Second Priority Secured Parties and the other Third Priority Secured Parties, under Sections 3 and 5.1 and (y) the First Priority Collateral Documents, the Second Priority Collateral Documents and the Third Priority Collateral Documents may, without the consent of any Second Priority Secured Party or the Third Priority Secured Party, be amended or modified pursuant to this Section 5.3(c) to secure additional extensions of credit and add additional secured creditors as long as such amendments or modifications do not violate the express provisions of the Indentures or any other Second Priority Document or Third Priority Document.
     (d) Following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, in the event the Second Priority Collateral Agent or the 2010 Trustee enters into any amendment, waiver or consent in respect of any Second Priority Collateral Document for the purpose of adding to, or deleting from, or waiving or consenting to any departure from any provision of, any Second Priority Collateral Document or changing in any manner the rights of the Second Priority Collateral Agent, the 2010 Trustee, the other Second Priority Secured Parties or the Obligors thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Noteholder Collateral Document in respect of the Third Priority Collateral Documents without the consent of the Third Priority Collateral Agent, the 2015 Trustee, any Additional Third Priority Representative or any other Third Priority Secured Party and without any action by any of them or any Obligor; provided that (i) no such amendment, waiver or consent shall have the effect of (A) removing assets subject to the Lien of the Third Priority Collateral Documents, except to the extent that a release of such Lien is permitted by Section 5.1 and provided there is a corresponding release of the Lien securing the Second Priority Claims, (B) imposing duties or adding liabilities on the 2015 Trustee, any Additional Third Priority Representative, the Third Priority Collateral Agent or any other Third Priority Secured Party without its consent or (C) permitting other Liens on the Collateral which are prohibited under the terms of the 2015 Indenture (as in effect on the date hereof) or Section 6, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Third Priority Collateral Agent, the 2015 Trustee, any Additional Third Priority Representative or any other Third Priority Secured Party (and not Second Priority Security Parties in a like or similar manner) shall not apply to the Third Priority Collateral Documents without the consent of the Third Priority Collateral Agent (acting at the written direction of the requisite Third Priority Secured Parties in accordance with the Third Priority Security Documents), and (iii) notice of such amendment, waiver or consent shall have been given in writing by the 2010 Trustee to the Third Priority Collateral Agent (unless it is the same Person as the Second Priority Collateral Agent), the 2015 Trustee and each Additional Third Priority Representative within 10 Business Days after the effective date thereof; provided, further, that (x) nothing contained in this clause (d) shall impair the rights of the Second Priority Collateral Agent, the 2010 Trustee and the holders of Second Priority Claims, or the obligations and agreements of the Third Priority Collateral Agent and the other Third Priority Secured Parties, under Sections 3 and 5.1 and (y) the Second Priority Collateral Documents and the Third Priority Collateral Documents may, without the consent of any Third Priority Secured Party, be amended or modified pursuant to this Section 5.3(d) to secure additional extensions of credit and add additional secured creditors as long as such amendments or modifications do not violate the express provisions of the 2015 Indenture or any other Third Priority Document.
     (e) The First Priority Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Loan Agreement may be refinanced, in each case, without notice to, or the consent of the Second Priority Collateral Agent, the Trustees, any Additional Third Priority Representative, the other Second Priority Secured Parties or the other Third Priority Secured Parties subject to the terms hereof, all without affecting the lien subordination or other provisions of this Agreement.
     (f) Subject to Section 5.3, the Second Priority Documents may be amended, supplemented or otherwise modified in accordance with their terms and the 2010 Notes may be refinanced, in each case, without notice to, or the consent of the Third Priority Collateral Agent, the 2015 Trustee, any Additional Third Priority Representative or the other Third Priority Secured Parties subject to the terms hereof, all without affecting the lien subordination or other provisions of this Agreement.
     (g) Without the written consent of the Lender Agent, none of the Second Priority Collateral Agent, Third Priority Collateral Agent, any other Second Priority Secured Party or any other Third Priority Secured Party will be entitled to agree (and none of them will agree) to any amendment to or modification of, or consent to any waiver of departure from, the Second Priority Documents or the Third Priority Documents, whether in a refinancing or otherwise, that is prohibited by or in contravention of the First Priority Documents as in effect on the date hereof or this Agreement.

     (h) Without the written consent of the 2010 Trustee, none of the Third Priority Collateral Agent, 2015 Trustee, any Additional Third Priority Representative or any other Third Priority Secured Party will be entitled to agree (and none of them will agree) to any amendment to or modification of, or consent to any waiver of departure from, the Third Priority Documents, whether in a refinancing or otherwise, that is prohibited by or in contravention of the Second Priority Documents as in effect on the date hereof or this Agreement.
     (i) Unless and until the Discharge of First Priority Claims has occurred, (i) the Second Priority Secured Parties shall not consent to the release of any Second Priority Lien on any Collateral without the written consent of the Lender Agent except for releases pursuant to Section 8.04(a)(i) or (ii) or Section 8.04(b) of the 2010 Indenture, and (ii) the Third Priority Secured Parties shall not consent to the release of any Third Priority Lien on any Collateral without the written consent of the Lender Agent except for releases pursuant to Section 8.04(a)(i) or (ii) or Section 8.04(b) of the 2015 Indenture and any equivalent provision of any Additional Pari Passu Third Priority Agreement.
     (j) Following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, the Third Priority Secured Parties shall not consent to the release of any Third Priority Lien on any Collateral without the consent of the 2010 Trustee except for releases pursuant to Section 8.04(a)(i) or (ii) or Section 8.04(b) of the 2015 Indenture and any equivalent provision of any Additional Pari Passu Third Priority Agreement.
     5.4 Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Secured Parties and the Third Priority Secured Parties may exercise rights and remedies as unsecured creditors against the Obligors in accordance with the terms of the Second Priority Documents or the Third Priority Documents, as the case may be, and applicable law only to the extent set forth in the proviso of Section 3.1(a) hereof. Nothing in this Agreement shall prohibit the receipt by any Second Priority Secured Priority or Third Priority Secured Party of any payment of interest and principal on the Second Priority Claims or Third Priority Claims so long as such receipt is not (a) the direct or indirect result of the exercise by any Second Priority Secured Party or Third Priority Secured Party of rights and remedies as a secured creditor in respect of the Second Priority Claims or Third Priority Claims or enforcement of any Second Priority Lien or Third Priority Lien, in either case in contravention of this Agreement, or (b) a distribution in any Insolvency Proceeding on account of or otherwise by virtue of any Second Priority Lien or Third Priority Lien (including any distribution on account of or otherwise by virtue of any Lien on the Collateral under any Plan of Reorganization). In the event that any Second Priority Secured Party or Third Priority Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of the Second Priority Claims or Third Priority Claims, such judgment lien shall be subject to the terms of this Agreement (including in relation to the First Priority Liens and the First Priority Claims and including in relation to the Second Priority Liens and Second Priority Claims) to the same extent as the other Liens securing the Second Priority Claims (created pursuant to the Second Priority Collateral Documents) or Third Priority Claims (created pursuant to the Third Priority Collateral Documents), as the case may be, are subject to the terms of this Agreement. Nothing in this Agreement modifies any right or remedy the holders of First Priority Claims or, after the Discharge of First Priority Claims has occurred, the holders of Second Priority Claims may have with respect to the Collateral.

     5.5 Bailee for Perfection; Collateral Control Agent.
     (a) The First Priority Collateral Agent hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession over Collateral pursuant to any of the First Priority Collateral Documents (any such Collateral, as updated from time to time in accordance with the relevant Collateral Document, the “Bailment Collateral”), such possession or control is also held as a bailee for, on behalf of and for the benefit of the Second Priority Collateral Agent (as collateral agent for the Second Priority Secured Parties) and for the benefit of the Third Priority Collateral Agent (as collateral agent for the Third Priority Secured Parties), such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC, and in each case solely to the extent required to perfect and enforce their security interests in such Bailment Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Collateral Agent, the Lender Agent or any First Priority Secured Party (or any third party acting on their behalf) with respect to such Bailment Collateral or provide the Second Priority Collateral Agent, the Third Priority Collateral Agent, any other Second Priority Secured Party or any other Third Priority Secured Party with any rights with respect to such Bailment Collateral beyond those specified in this Agreement or the Second Priority Collateral Documents or Third Priority Collateral Documents (it being understood that the First Priority Collateral Agent’s duty under this Section 5.5(a) shall be limited solely to holding any such Collateral as bailee); provided that promptly following the Discharge of First Priority Claims, the First Priority Collateral Agent (upon the written direction of the Lender Agent) shall deliver to the Second Priority Collateral Agent, at the Obligors’ joint and several cost and expense, such Bailment Collateral in its possession together with any necessary endorsements or direct and deliver such Collateral as a court of competent jurisdiction may otherwise direct (and the Second Priority Collateral Agent will hold the same as bailee for, on behalf of and for the benefit of the Third Priority Secured Parties on the same terms as specified above in this Section 5.5(a)); provided, further, that promptly following the Discharge of Second Priority Claims, the Second Priority Collateral Agent (upon the written direction of the 2010 Trustee) shall deliver to the Third Priority Collateral Agent, at the Obligors’ joint and several cost and expense, such Collateral in its possession together with any necessary endorsements or direct and deliver such Collateral as a court of competent jurisdiction may otherwise direct.
     (b) Each Obligor hereby grants to the Collateral Control Agent a security interest in the Controlled Collateral to secure the First Priority Claims, the Second Priority Claims and the Third Priority Claims, and in each case such claims shall be subject to the relative priorities and the other provisions set forth herein. Without limiting the generality of the foregoing, it is agreed that distributions on account of or by virtue of such security interest are subject to the relative priorities and the other provisions set forth herein and that such grant to the Collateral Control Agent (or any similar provision of any Collateral Document) is in no manner intended to (or shall be deemed to) alter in any manner whatsoever (i) the distinct nature or character of each of the First Priority Claims (and the accompanying First Priority Liens granted in the First Priority Collateral Documents), the Second Priority Claims (and the accompanying Second Priority Liens granted in the Second Priority Collateral Documents), or the Third Priority Claims (and the accompanying Third Priority Liens granted in the Third Priority Collateral Documents), (ii) the sole exclusive right of the First Priority Secured Parties to direct the Collateral Control Agent until the Discharge of First Priority Claims has occurred regarding the Controlled Collateral

(including the disposition thereof, the exercise of rights and remedies with respect thereto and application of proceeds thereof), and (iii) following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, the sole exclusive right of the Second Priority Secured Parties to direct the Collateral Control Agent regarding the Controlled Collateral (including the disposition thereof, the exercise of rights and remedies with respect thereto and application of proceeds thereof). As used herein, (i) “Collateral Control Agent” means Wells Fargo Bank, N.A., acting in its capacity as the collateral agent for each of the First Priority Collateral Agent, the Second Priority Collateral Agent and the Third Priority Collateral Agent for purposes of this Section 5.5(b); and (ii) “Controlled Collateral” means that portion of the Collateral consisting of “deposit accounts” or “securities accounts” or Property deposited or carried therein or credited thereto, each as defined in the UCC. In addition to the foregoing, the parties hereto agree that the Collateral Control Agent will be acting as collateral agent on behalf of the First Priority Collateral Agent, the Second Priority Collateral Agent and the Third Priority Collateral Agent under (A) any agreement or document executed to effect a pledge of any equity interests of a Subsidiary organized under the laws of Mexico, Brazil or Chile and (B) any control agreement entered into by the Collateral Control Agent with respect to the Controlled Collateral. Consistent with the foregoing, but subject to the terms of this Agreement, the Collateral Control Agent shall (x) prior to the Discharge of First Priority Claims, have all of the same rights (including rights of foreclosure and enforcement), remedies, protections, duties and responsibilities given to the First Priority Collateral Agent, including the rights of a secured creditor under the UCC, pursuant to the terms of the First Priority Collateral Documents, but only with respect solely to the Controlled Collateral, (y) following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims have occurred, have all of the same rights (including rights of foreclosure and enforcement), remedies, protections, duties and responsibilities given to the Second Priority Collateral Agent, including the rights of a secured creditor under the UCC, pursuant to the terms of the Second Priority Collateral Documents, but only with respect solely to the Controlled Collateral, and (z) following the Discharge of First Priority Claims and the Discharge of Second Priority Claims, have all of the same rights (including rights of foreclosure and enforcement), remedies, protections, duties and responsibilities given to the Third Priority Collateral Agent, including the rights of a secured creditor under the UCC, pursuant to the terms of the Third Priority Collateral Documents, but only with respect solely to the Controlled Collateral.
     5.6 Special Provisions Relating to Collateral Control Agreement. The following provisions shall govern the Collateral Control Agent’s rights, powers, obligations and duties under this Agreement, notwithstanding anything herein to the contrary:
     (a) Each of the First Priority Collateral Agent (for itself and on behalf of the First Priority Secured Parties), the Second Priority Collateral Agent (for itself and on behalf of the Second Priority Secured Parties), the Third Priority Agent and each Additional Third Priority Representative (for themselves and on behalf of the Third Priority Secured Parties) (each a “Control Secured Party” and collectively, the “Control Secured Parties”), hereby designates and appoints Wells Fargo Bank, N.A. to act as the Collateral Control Agent under this Agreement and the other Collateral Documents to which it is a party, and hereby authorize the Collateral Control Agent to take such actions on its behalf under the provisions of this Agreement and such other Collateral Documents and to exercise such powers and perform such duties as are expressly delegated to the

Collateral Control Agent by the terms of this Agreement and such other Collateral Documents. Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Collateral Document, the Collateral Control Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement or such other Collateral Documents any fiduciary relationship with the Control Secured Parties, and no implied covenants, functions or responsibilities shall be read into this Agreement or otherwise exist against the Collateral Control Agent.
     (b) Each Control Secured Party agrees to render to the Collateral Control Agent, at any time upon request of the Collateral Control Agent, an accounting of the amounts of the Obligations owing to it and such other information with respect to the Obligations owing to each such Person as the Collateral Control Agent may reasonably request in order to give effect to the terms and conditions of this Agreement. In the event that any Control Secured Party fails to provide any information required to be provided by it to the Collateral Control Agent, then the Collateral Control Agent may (but shall not be obligated to) (i) take such actions as are required to be taken by it based on the most recent information available to it or (ii) in the case of any distributions to be made pursuant to the Collateral Documents, hold such Control Secured Party’s share or purported share in escrow (without obligation to pay interest thereon) until such Control Secured Party provides the required information.
     (c) Notwithstanding anything herein to the contrary, in no event shall the Collateral Control Agent have any obligation to inquire or investigate as to the correctness, veracity, or content of any instruction received from the Relevant Directing Party. In no event shall the Collateral Control Agent have any liability in respect of any such instruction received by it and relied on with respect to any action or omission taken pursuant thereto.
     (d) The Collateral Control Agent may execute any of its duties under this Agreement or any of the Collateral Documents by or through agents, experts or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Control Agent shall not be responsible for the negligence or misconduct of any agents, experts or attorneys-in-fact selected by it in good faith.
     (e) Neither the Collateral Control Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement or any of the Collateral Documents (except for its gross negligence or willful misconduct), or (ii) responsible in any manner to any Control Secured Party for any recitals, statements, representations or warranties (other than its own recitals, statements, representations or warranties) made in this Agreement or any of the Collateral Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Control Agent under or in connection with, this Agreement or any of the Collateral Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the Collateral Documents or for any failure of the Obligors or any other Person to perform their obligations hereunder and thereunder. The Collateral Control Agent shall not be under any obligation to any Control Secured

Party or any other Person to ascertain or to inquire as to (i) the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Collateral Documents or to inspect the properties, books or records of the Obligors, (ii) whether or not any representation or warranty made by any Person in connection with this Agreement or any Collateral Document is true, (iii) the performance by any Person of its obligations under this Agreement or any of the Collateral Documents or (iv) the breach of or default by any Person of its obligations under this Agreement or any of the Collateral Documents.
     (f) The Collateral Control Agent shall not be bound to (i) account to any Person for any sum or the profit element of any sum received for its own account; (ii) disclose to any other Person any information relating to the Person if such disclosure would, or might, constitute a breach of any law or regulation or be otherwise actionable at the suit of any Person; (iii) be under any fiduciary duties or obligations other than those for which express provision is made in this Agreement or in any of the Collateral Documents to which it is a party; or (iv) be required to take any action that it believes, based on advice of counsel, is in conflict with any applicable law, this Agreement or any of the Collateral Documents, or any order of any court or administrative agency.
     (g) Beyond the exercise of reasonable care in the custody thereof and except as otherwise specifically stated in this Agreement or any of the Collateral Documents, the Collateral Control Agent shall have no duty as to any of the Collateral in its possession or control or in the possession or control of any agent or bailee or as to preservation of rights against prior parties or any other rights pertaining thereto.
     (h) The Collateral Control Agent shall be authorized to but shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or monitoring or maintaining the perfection of any security interest in the Collateral. It is expressly agreed, to the maximum extent permitted by applicable law, that the Collateral Control Agent shall have no responsibility for (i) taking any necessary steps to preserve rights against any Person with respect to any Collateral or (ii) taking any action to protect against any diminution in value of the Collateral, but, in each case (A) subject to the requirement that the Collateral Control Agent may not act or omit to take any action if such act or omission would constitute gross negligence, bad faith or willful misconduct and (B) the Collateral Control Agent may do so and all expenses reasonably incurred in connection therewith shall be repaid in accordance with Section 4.1.
     (i) The Collateral Control Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Control Agent in good faith, except to the extent of the Collateral Control Agent’ gross negligence, bad faith or willful misconduct.
     (j) The Collateral Control Agent shall not be responsible for, nor incur any liability with respect to, (i) the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interest in any of the

Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under this Agreement or any of the Collateral Documents, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Control Agent, (ii) the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (iii) the validity of the title of the Obligors to the Collateral, (iv) insuring the Collateral or (v) the payment of taxes, charges or assessments upon the Collateral or otherwise as to the maintenance of the Collateral
     (k) Notwithstanding anything in this Agreement or any of the Collateral Documents to the contrary, (i) in no event shall the Collateral Control Agent or any officer, director, employee, representative or agent of the Collateral Control Agent’ be liable under or in connection with this Agreement or any of the Collateral Documents for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits or loss of opportunity, whether or not foreseeable, even if the Collateral Control Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought; and (ii) the Collateral Control Agent shall be afforded all of the rights, powers, immunities and indemnities set forth in this Agreement in all of the Collateral Documents to which it is a signatory as if such rights, powers, immunities and indemnities were specifically set out in each such Collateral Document. In no event shall the Collateral Control Agent be obligated to invest any amounts received by it hereunder.
     (l) The Collateral Control Agent shall be entitled conclusively to rely, and shall be fully protected in relying, upon any note, writing, resolution, request, direction, certificate, notice, consent, affidavit, letter, cablegram, telegram, telecopy, email, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and/or upon advice and/or statements of legal counsel, independent accountants and other experts selected by the Collateral Control Agent and need not investigate any fact or matter stated in any such document. Any such statement of legal counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. Any statement or advice of counsel may be based, insofar as it relates to factual matters, upon a certificate of an officer of the Relevant Directing Party. In connection with any request or direction of the Relevant Directing Party, the Collateral Control Agent shall be entitled conclusively to rely, and shall be fully protected in relying, upon any instruction delivered by the Relevant Directing Party. The Collateral Control Agent shall be fully justified in failing or refusing to take any action under this Agreement or any of the Collateral Documents (i) if such action would, in the reasonable opinion of the Collateral Control Agent (which may be based on the opinion of legal counsel), be contrary to applicable law or any of the Collateral Documents, (ii) if such action is not specifically provided for in this Agreement or any of the Collateral Documents, (iii) if, in connection with the taking of any such action hereunder or under any of the Collateral Documents that would constitute an exercise of remedies hereunder or under any of the Collateral Documents it shall not first be indemnified to its satisfaction by the Control Secured Parties against any and all risk of nonpayment, liability and expense that may be incurred by it, its agents or its counsel by reason of taking or continuing to take any such action, or (iv) if, notwithstanding anything to the contrary contained in this Agreement, in connection with the taking of any such action that would constitute a payment due under any agreement or document, it shall not first have received from the Control Secured Parties or the Obligors funds equal to the amount payable. The Collateral Control Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any of the Collateral Documents in accordance with a request of the Relevant Directing Party, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the other Control Secured Parties.
     (m) If, with respect to a proposed action to be taken by it, a Collateral Control Agent shall determine in good faith that the provisions of this Agreement or any other Collateral Document relating to the functions or responsibilities or discretionary powers of the Collateral Control Agent are or may be ambiguous or inconsistent, the Collateral Control Agent shall notify the Relevant Directing Party, identifying the proposed action, and may decline either to perform such function or responsibility or to take the action requested unless it has received the written confirmation of the Relevant Directing Party that the action proposed to be taken by the Collateral Control Agent is consistent with the terms of this Agreement or of the Collateral Documents or is otherwise appropriate. The Collateral Control Agent shall be fully protected in acting or refraining from acting upon the confirmation of the Relevant Directing Party, in this respect, and such confirmation shall be binding upon the Collateral Control Agent and the other Control Secured Parties.
     (n) The Collateral Control Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default unless and until the Collateral Control Agent has received a written notice or a certificate from the Relevant Directing Party or the Obligors stating that a Default has occurred. The Collateral Control Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. No provision of this Agreement, any of the Collateral Documents shall require the Collateral Control Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement, any of the Collateral Documents or the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability including an advance of moneys necessary to take the action requested is not reasonably assured to it, the Collateral Control Agent may decline to act unless it receives indemnity satisfactory to it in its sole discretion, including an advance of moneys necessary to take the action requested. The Collateral Control Agent shall be under no obligation or duty to take any action under this Agreement or any of the Collateral Documents or otherwise if taking such action (i) would subject the Collateral Control Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Control Agent to qualify to do business in any jurisdiction where it is not then so qualified.
     (o) Notwithstanding that the Collateral Control Agent is appointed by and acting for and at the direction of the Control Secured Parties, the Obligors will jointly and severally pay upon demand to the Collateral Control Agent the amount of any and all reasonable fees (including any as set forth in one or more separate fee letters of the Collateral Control Agent) and out-of-pocket expenses, including the reasonable fees and expenses of its counsel, that the Collateral Control Agent may incur in connection with (i) the negotiation, administration and performance of this Agreement and the Collateral Documents to which it is a party, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Collateral Control Agent or the other Control Secured Parties hereunder or under the Collateral Documents or (iv) the failure by the Obligors to perform or observe any of the provisions hereof or of any of the Collateral Documents. The provisions of this section shall survive the termination of this Agreement and resignation or removal of the Collateral Control Agent. The expenses of the Collateral Control Agent incurred in connection with actions undertaken as provided in this Section 8.1 shall be payable jointly and severally by the Obligors to the Collateral Control Agent upon demand therefore (which demand shall be accompanied by an appropriate invoice).
     (p) Each of the Control Secured Parties expressly acknowledges that neither the Collateral Control Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it (except as expressly provided herein) and that no act by the Collateral Control Agent hereafter taken, including any review of the Obligors, shall be deemed to constitute any representation or warranty by the Collateral Control Agent to any Control Secured Party. Each Control Secured Party represents to the Collateral Control Agent that it has, independently and without reliance upon the Collateral Control Agent or any other Control Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Obligors. Each Control Secured Party also represents that it will, independently and without reliance upon the Collateral Control Agent or any other Control Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Obligors. Except for notices, reports and other documents expressly required to be furnished to the Control Secured Parties by the Collateral Control Agent hereunder, the Collateral Control Agent shall not have any duty or responsibility to provide any Control Secured Party with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Obligors which may come into the possession of the Collateral Control Agent or any of its officers, directors, employees, agents or attorneys-in-fact.
     (q) The Obligors, jointly and severally, agree to indemnify each of the Collateral Control Agent and its officers, directors, employees, agents or attorneys-in-fact (collectively, the “Control Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against any Control Indemnified Party in any way relating to or arising out of this Agreement or the Collateral Documents; provided that the Obligors shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that any of the foregoing result from any such Control Indemnified Party’s gross negligence or willful misconduct as determined by a court of competent jurisdiction beyond all applicable appeals.
     (r) Neither the Collateral Control Agent, any Control Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Obligors or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Control Agent hereunder are solely to protect the Collateral Control Agent’s and the Control Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Control Agent to exercise any such powers. The Collateral Control Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Obligors for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
     (s) Pursuant to any applicable law, the Obligors authorize the Collateral Control Agent without obligation to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signatures of the Obligors in such form and in such offices as the Relevant Directing Party determines appropriate to perfect the security interests of the Collateral Control Agent under this Agreement. The Obligors hereby ratify and authorize the filing by the Collateral Control Agent of any financing statement with respect to the Collateral made prior to the date hereof. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, in no event shall the Collateral Control Agent have any duty or obligation to monitor the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral or to prepare or file any Uniform Commercial Code financing statement or continuation statement.
     (t) The Obligors acknowledge that the rights and responsibilities of the Collateral Control Agent under this Agreement with respect to any action taken by the Collateral Control Agent or the exercise or non-exercise by the Collateral Control Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Control Agent and the Control Secured Parties, be governed by such agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Control Agent and the Obligors, the Collateral Control Agent shall be conclusively presumed to be acting as agent for the Control Secured Parties with full and valid authority so to act or refrain from acting, and the Obligors shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

     (u) Any corporation into which the Collateral Control Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Control Agent shall be a party, shall become a Collateral Control Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.
     (v) The Collateral Control Agent may resign as Collateral Control Agent at any time upon written notice to the Relevant Directing Party and may be removed at any time with or without cause by the Relevant Directing Party, with any such resignation or removal to become effective only upon the appointment of a successor Collateral Control Agent under this Section. If the Collateral Control Agent shall provide notice of its resignation or be removed as Collateral Control Agent, then the Relevant Directing Party (and if no such successor shall have been appointed within 45 days of the Collateral Control Agent’s resignation or removal, the Collateral Control Agent may) appoint a successor agent for the Control Secured Parties, which successor agent shall, in the case of any appointment by the Collateral Control Agent, be reasonably acceptable to the Relevant Directing Party, and the former Collateral Control Agent’s rights, powers and duties as Collateral Control Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Control Agent (except that the resigning Collateral Control Agent shall deliver all Collateral then in its possession to the successor Collateral Control Agent and shall execute and deliver to the successor Collateral Control Agent such instruments of assignment and transfer and other similar documents as such successor Collateral Control Agent shall deem necessary or advisable) or any of the Control Secured Parties. After any retiring Collateral Control Agent’s resignation or removal hereunder as Collateral Control Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Control Agent. In the event that a successor Collateral Control Agent is not appointed within the time period specified in this Section 8.1 following the provision of a notice of resignation or removal of the Collateral Control Agent, the Collateral Control Agent or any Control Secured Party may petition a court of competent jurisdiction for the appointment of a successor Collateral Control Agent.
     (w) The Collateral Control Agent shall maintain accurate and complete accounts, books, records and computer systems with respect to all matters related directly to the administration of the Collateral, in each case consistent with the customary procedures of the Collateral Control Agent.
     (x) The Collateral Control Agent shall at the Obligors’ joint and several expense make available to the Relevant Directing Party and its duly authorized representatives, attorneys and auditors, the files and accounts, books, records and computer systems maintained by the Collateral Control Agent or any subcontractor or agent thereof in respect of the Collateral at the locations where such files, accounts, books, records and computer systems are maintained pursuant to this Agreement and the other Collateral Documents, during normal business hours and subject to reasonable prior written notice.

     (y) Each of the Lenders agree to indemnify on a pro rata basis each of the Control Indemnified Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, reasonable attorneys’ fees) or disbursements of any kind whatsoever (“Liabilities”) which may at any time be imposed on, incurred by or asserted against any Control Indemnified Party to the extent they result from any indemnity provided by the Collateral Control Agent to an account bank or securities intermediary under any Account Control Agreement existing at the date hereof or from any other indemnity provided by the Collateral Control Agent to an account bank or securities intermediary under any Account Control Agreement at the written instruction of the Lender Agent following the date hereof; provided that (i) the Lenders shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that any of the foregoing result from any such Control Indemnified Party’s gross negligence or willful misconduct as determined by a court of competent jurisdiction beyond all applicable appeals and (ii) any such indemnity so provided by the Collateral Control Agent under such Account Control Agreement is limited to Liabilities that arise as a result of any such account bank or securities intermediary taking action or not taking action at the written instructions or order of the Collateral Control Agent to such account bank or securities intermediary that were made by the Collateral Control Agent at the written instruction or order of the Lender Agent.
     (z) With respect to the Bank of America Account Control Agreements and the Wachovia Account Control Agreement, each of the Lenders agree to indemnify on a pro rata basis each of the Control Indemnified Parties from and against any and all Liabilities which may at any time be imposed on, incurred by or asserted against any Control Indemnified Party to the extent they result from any agreement to pay fees, expenses, disbursements, indemnities or other costs provided by the Collateral Control Agent to the applicable account bank or securities intermediary under the Bank of America Account Control Agreements and the Wachovia Account Control Agreements; provided that (i) the Lenders shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that any of the foregoing result from any such Control Indemnified Party’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment, and (ii) the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that any of the foregoing arises after the Discharge of First Priority Claims.
     (aa) The Collateral Control Agent shall not be required to act, refrain from acting, consent, or request any action under this Agreement or any other Collateral Document, or to enter into any agreement amending, modifying or supplementing any provision of this Intercreditor Agreement or any Collateral Document unless it shall have been directed to do so by the Relevant Directing Party. Additionally, the permissive right of the Collateral Control Agent to take any action under this Intercreditor Agreement or any of the Collateral Documents shall not be construed as a duty to so act.

     (bb) All indemnities to be paid to the Collateral Control Agent under this Agreement shall be payable immediately when due in U.S. dollars (“Dollars”) in the full amount due, without deduction for any variation in any Rate of Exchange (as defined below). The Obligors hereby agree to jointly and severally indemnify the Collateral Control Agent against any losses, damages, penalties, costs, expenses or disbursements of any kind or nature whatsoever, including, without limitation, attorney’s fees and expenses, incurred by the Collateral Control Agent as a result of any judgment or order being given or made for the amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than Dollars and as a result of any variation as between (i) the rate of exchange at which the dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the Rate of Exchange at which the Collateral Control Agent is then able to purchase Dollars with the amount of the Judgment Currency actually received by the Collateral Control Agent. The indemnity set forth in this paragraph shall constitute a separate and independent obligation of the Obligors and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “Rate of Exchange” means the rate at which the Collateral Control Agent is able to purchase Dollars with the Judgment Currency on the foreign exchange market on the relevant date and shall include any premiums and other reasonable costs of exchange payable in connection with the purchase or, or conversion into, the relevant currency.
     (cc) The indemnifications set forth in this Section 5.6 shall survive the termination or assignment of this Agreement and the resignation or removal of the Collateral Control Agent.
     (dd) For the avoidance of doubt, if there are any conflicts between the rights, protections and responsibilities of the Collateral Control Agent under the terms of this Agreement and the rights, protections and responsibilities of the Collateral Control Agent under the terms of the Collateral Documents, the terms of this Agreement shall control.
     (ee) Each of the First Priority Collateral Agent, Second Priority Collateral Agent and Third Priority Collateral Agent shall be entitled to the same rights, protections, immunities and indemnities as set forth in the First Priority Security Agreement, the Second Priority Security Agreement and the Third Priority Security Agreement, respectively, as if the provisions setting forth those rights, protections, immunities and indemnities are fully set forth herein.
     Section 6. Insolvency Proceedings.
     6.1 Finance and Sale Issues.
     (a) Until the Discharge of First Priority Claims has occurred, if any Obligor shall be subject to any Insolvency Proceeding and the holders of a majority in principal amount of the First Priority Claims shall desire to permit the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code) under Section 363(c) of the Bankruptcy Code (“Use of Cash Collateral”) or to permit an Obligor to obtain financing, whether from the First Priority Secured Parties, any other Person, or any combination thereof, under Section 364 of the

Bankruptcy Code (“DIP Financing”), then each of the Second Priority Collateral Agent and the Third Priority Collateral Agent, the 2010 Trustee, on behalf of itself and the other Second Priority Secured Parties, and the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, agrees that it shall not be entitled to raise (and will not raise), but instead shall be deemed to have otherwise irrevocably, absolutely, and unconditionally waived any right to raise, any objection to such Use of Cash Collateral or DIP Financing (and instead will be deemed to have consented to such Use of Cash Collateral or DIP Financing) and shall not be entitled to request (and will not request) adequate protection or any other relief in connection therewith (except as expressly agreed by the Lender Agent or to the extent permitted by Section 6.3) and, to the extent the First Priority Liens are junior in priority or pari passu with such Use of Cash Collateral or such DIP Financing, will maintain the priority of its Liens in the Collateral as junior in priority to such First Priority Liens on the same basis as the other Liens securing the Second Priority Claims or the Third Priority Claims, as the case may be, are junior in priority to First Priority Liens under this Agreement; provided, however, that either the 2010 Trustee or 2015 Trustee, on behalf of the Second Priority Secured Parties or the Third Priority Secured Parties, as the case may be, may object to such Use of Cash Collateral or DIP Financing if (i) the sum of (A) the cash collateral permitted to be used therein and (B) the aggregate principal amount of such DIP Financing exceeds $250,000,000 in the aggregate, or (ii) the Second Priority Secured Parties or the Third Priority Secured Parties, as the case may be, are not permitted to retain a Lien on the Collateral (including proceeds thereof arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case under the Bankruptcy Code (subject to the subordination of the Liens securing such DIP Financing as described above). Without limiting the other provisions of this Agreement, nothing in this Section 6.1(a) is intended to limit the ability of the First Priority Secured Parties, the Second Priority Secured Parties or the Third Priority Secured Parties to participate in, support, or object to any Use of Cash Collateral or DIP Financing that does not involve the Collateral.
     (b) Following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, if any Obligor shall be subject to any Insolvency Proceeding and the holders of a majority in principal amount of the Second Priority Claims shall desire to permit the Use of Cash Collateral or to permit an Obligor to obtain DIP Financing, then each of the Third Priority Collateral Agent, the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, agrees that it shall not be entitled to raise (and will not raise), but instead shall be deemed to have otherwise irrevocably, absolutely, and unconditionally waived any right to raise, any objection to such Use of Cash Collateral or DIP Financing (and instead will be deemed to have consented to such Use of Cash Collateral or DIP Financing) and shall not be entitled to request (and will not request) adequate protection or any other relief in connection therewith (except as expressly agreed by the 2010 Trustee or to the extent permitted by Section 6.3) and, to the extent the Second Priority Liens are junior in priority or pari passu with such Use of Cash Collateral or such DIP Financing, will maintain the priority of its Liens in the Collateral as junior in priority to such Second Priority Liens on the same basis as the other Liens securing the Third Priority Claims are junior in priority to Second Priority Liens under this Agreement; provided, however, that the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties may object to such Use of Cash Collateral or DIP Financing if (i) the sum of (A) the cash collateral permitted to be used therein (together with any Use of Cash

Collateral pursuant to Section 6.1(a) above) and (B) the aggregate principal amount of such DIP Financing (together with any outstanding DIP Financing obtained and cash collateral used pursuant to Section 6.1(a) above) exceeds $250,000,000 in the aggregate, or (ii) the Third Priority Secured Parties are not permitted to retain a Lien on the Collateral (including proceeds thereof arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case under the Bankruptcy Code (subject to the subordination of the Liens securing such DIP Financing as described above). Without limiting the other provisions of this Agreement, nothing in this Section 6.1(b) is intended to limit the ability of the Second Priority Secured Parties or Third Priority Secured Parties to participate in, support, or object to any Use of Cash Collateral or DIP Financing that does not involve the Collateral.
     (c) Until the Discharge of First Priority Claims has occurred, and unless 2010 Noteholders holding at least one-third of the principal amount of outstanding 2010 Notes direct such opposition by the 2010 Trustee or unless 2015 Third Priority Secured Parties holding at least one-third of the principal amount of outstanding Third Priority Claims direct such opposition by the 2015 Trustee and the other Additional Third Priority Representatives, the Second Priority Secured Parties (unless the 2010 Trustee receives such direction by the requisite 2010 Noteholders) and the Third Priority Secured Parties (unless the 2015 Trustee and the other Additional Third Priority Representatives receive such direction by the requisite Third Priority Secured Parties), in any Insolvency Proceeding or otherwise, shall not be entitled to oppose (and shall not oppose) any sale or disposition of any assets of any of the Obligors that is supported by First Priority Secured Parties, and the Second Priority Secured Parties or Third Priority Secured Parties or both, as the case may be, will be deemed to have consented under Section 363 of the Bankruptcy Code to any sale supported by such First Priority Secured Parties and to have released their Liens in such assets so long as and to the extent that (i) the First Priority Secured Parties shall have likewise released their Liens and (ii) the First Priority Liens, the Second Priority Liens and the Third Priority Liens shall attach to the proceeds of any Collateral sold or disposed of in the priorities set forth herein.
     (d) Following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, and unless Third Priority Secured Parties holding at least one-third of the principal amount of outstanding Third Priority Claims direct such opposition by the 2015 Trustee and the other Additional Third Priority Representatives, the Third Priority Secured Parties, in any Insolvency Proceeding or otherwise, shall not be entitled to oppose (and shall not oppose) any sale or disposition of any assets of any of the Obligors that is supported by Second Priority Secured Parties holding 50% of the principal amount of the Second Priority Claims, and the Third Priority Secured Parties will be deemed to have consented under Section 363 of the Bankruptcy Code to any sale supported by such Second Priority Secured Parties and to have released their Liens in such assets so long as and to the extent that (i) the Second Priority Secured Parties shall have likewise released their Liens and (ii) the Second Priority Liens and the Third Priority Liens shall attach to the proceeds of any Collateral sold or disposed of in the priorities set forth herein.
     6.2 [Intentionally Omitted].
     6.3 Adequate Protection. If and only if directed to do so by (a) in the case of the 2010 Trustee, 2010 Noteholders holding at least one-third of the principal amount of the 2010 Notes or

(b) in the case of the 2015 Trustee or any Additional Third Priority Representative, the holders of at least one-third of the principal amount of the Third Priority Claims, (i) each Trustee and each Additional Third Priority Representative, on behalf of itself and the Second Priority Secured Parties or Third Priority Secured Parties, as the case may be, may seek or request adequate protection in the form of a Lien on any additional collateral (including by way of objecting to any DIP Financing that does not provide for such Lien), which Lien will be junior in priority to the First Priority Liens and such DIP Financing (and all Obligations relating thereto) (and in the case of any such Lien securing the Third Priority Claims, junior in priority to the Second Priority Liens) on the same basis as the other Liens securing the Second Priority Claims or the Third Priority Claims are junior in priority to the First Priority Liens under this Agreement and subject in all respects to the release obligations set forth in this Agreement, including in Section 5.1 and Section 6.1 hereof, and (ii) the Trustees, each Additional Third Priority Representative, and the other Second Priority Secured Parties or Third Priority Secured Parties, as the case may be, may seek or request post-petition interest and/or adequate protection payments in any Insolvency Proceeding in respect of the Second Priority Liens and the Third Priority Liens, and the First Priority Collateral Agent and the Lender Agent, on behalf of themselves and the other First Priority Secured Parties, may oppose such motions or requests made by or on behalf of the Second Priority Secured Parties or the Third Priority Secured Parties (provided also that the Second Priority Collateral Agent and the 2010 Trustee, on behalf of themselves and the other Second Priority Secured Parties, may oppose such motions or requests made by or on behalf of the Third Priority Secured Parties). If the Second Priority Secured Parties or the Third Priority Secured Parties are granted post-petition interest and/or adequate protection payments in an Insolvency Proceeding (“Junior Priority Bankruptcy Payments”), such amounts shall be deemed Collateral, shall be turned over to the First Priority Collateral Agent in accordance with Section 4.2 hereof (or, following the Discharge of First Priority Claims and prior to the Discharge of Second Priority Claims, to the Second Priority Collateral Agent) and shall be applied according to the terms thereof (regardless of whether or not any order of a bankruptcy court authorizing and/or directing any Junior Priority Bankruptcy Payments shall expressly provide for such direct payment to the First Priority Collateral Agent or the Second Priority Collateral Agent, as applicable).
     6.4 No Waiver. Subject to Section 3.1(a), nothing contained herein shall prohibit or in any way limit the First Priority Collateral Agent, the Lender Agent or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party or Third Priority Secured Party, including the seeking by any Second Priority Secured Party or Third Priority Secured Party of adequate protection or the asserting by any Second Priority Secured Party or Third Priority Secured Party of any of its rights and remedies under the Second Priority Documents, the Third Priority Documents or otherwise. Subject to Section 3.1(a), following the Discharge of First Priority Claims, nothing contained herein shall prohibit or in any way limit the 2010 Trustee or any other Second Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Third Priority Secured Party, including the seeking by any Third Priority Secured Party of adequate protection or the asserting by any Third Priority Secured Party of any of its rights and remedies under the Third Priority Documents or otherwise.
     6.5 Preference Recoveries. If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Obligor any amount as a preference (a “Recovery”), then the First Priority Claims shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. If any Second Priority Secured Party is required in any Insolvency Proceeding or otherwise to turn over any Recovery, then the Second Priority Claims shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.
     6.6 Post-Petition Interest. No Second Priority Secured Party or Third Priority Secured Party shall oppose or seek to challenge any claim by the First Priority Collateral Agent, the Lender Agent or any other First Priority Secured Party for allowance in any Insolvency Proceeding of the First Priority Claims consisting of post-petition interest, fees or expenses to the extent of the value of any First Priority Lien on the Collateral, without regard to the existence of the Second Priority Liens or Third Priority Liens on the Collateral, such value to be determined without regard to the existence of the Second Priority Liens or the Third Priority Liens on the Collateral. No Third Priority Secured Party shall oppose or seek to challenge any claim by the Second Priority Collateral Agent, the 2010 Trustee or any other Second Priority Secured Party for allowance in any Insolvency Proceeding of the Second Priority Claims consisting of post-petition interest, fees or expenses to the extent of the value of any Second Priority Lien on the Collateral, without regard to the existence of the Third Priority Liens on the Collateral, such value to be determined without regard to the existence of the Third Priority Liens on the Collateral.
     6.7 [Intentionally Omitted].
     6.8 Separate Grants of Security and Separate Classification. Each of the First Priority Collateral Agent, the Second Priority Collateral Agent, the Third Priority Collateral Agent, the 2010 Trustee, on behalf of themselves and the other Second Priority Secured Parties, the 2015 Trustee, and each Additional Third Priority Representative on behalf of themselves and the other Third Priority Secured Parties, and the Lender Agent, on behalf of itself and the other First Priority Secured Parties, acknowledge and agree that:
          (a) the grants of Liens pursuant to the First Priority Collateral Documents, the Second Priority Collateral Documents and the Third Priority Collateral Documents constitute three separate and distinct grants of Liens; and
          (b) because of, among other things, their differing rights in the Collateral, the First Priority Claims, the Second Priority Claims and the Third Priority Claims are fundamentally different from one another and must be separately classified in any Plan of Reorganization proposed or confirmed in an Insolvency Proceeding.
To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that, contrary to the intention of the parties, the claims of the First Priority Secured Parties, the Second Priority Secured Parties and/or the Third Priority Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of first priority, second priority and third priority secured claims), then (i) each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of first priority, second priority and third priority secured claims against the Obligors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties and the Third Priority Secured Parties), (ii) the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, including any additional interest payable pursuant to the First Priority Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency Proceeding, and reimbursement of all fees and expenses of the First Priority Collateral Agent’s and the Lender Agent’s respective attorneys, financial consultants, and other agents) before any distribution is made in respect of or by virtue of the Second Priority Liens or the Third Priority Liens, with each of the Second Priority Collateral Agent, the Third Priority Collateral Agent, the 2010 Trustee, on behalf of itself and the other Second Priority Secured Parties, and the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, hereby acknowledging and agreeing to turn over to the First Priority Collateral Agent amounts otherwise received or receivable by them in respect of or by virtue of the Third Priority Liens to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties or the Third Priority Secured Parties, and (iii) following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, the Second Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, including any additional interest payable pursuant to the Second Priority Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency Proceeding, and reimbursement of all fees and expenses of the Second Priority Collateral Agent’s and the 2010 Trustee’s respective attorneys, financial consultants, and other agents) before any distribution is made in respect of or by virtue of the Third Priority Liens, with each of the Third Priority Collateral Agent and the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, hereby acknowledging and agreeing to turn over to the Second Priority Collateral Agent amounts otherwise received or receivable by them in respect of or by virtue of the Third Priority Liens to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Third Priority Secured Parties.
     6.9 Voting for Plan of Reorganization. The First Priority Secured Parties, the Second Priority Secured Parties and the Third Priority Secured Parties shall be entitled to vote to accept or reject any Plan of Reorganization in connection with any Insolvency Proceeding so long as such Plan of Reorganization is a Conforming Plan of Reorganization and shall be entitled to vote to reject any such Plan of Reorganization that is a Non-Conforming Plan of Reorganization; provided that each of the Second Priority Collateral Agent, the Third Priority Collateral Agent, the 2010 Trustee, on behalf of itself and the other Second Priority Secured Parties, and the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, agrees that none of the Second Priority Secured Parties or the Third Priority Secured Parties shall be entitled to take any action or vote in any way that supports any Non-Conforming Plan of Reorganization. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization by any Second Priority Secured Party or Third Priority Secured Party shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the Lender Agent shall be entitled (and hereby authorized by the Second Priority Secured Parties and Third Priority Secured Parties) to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any such Non-Conforming Plan of Reorganization withdrawn (and following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, the 2010 Trustee shall be entitled to have any such vote by any Third Priority Secured Party to accept a Non-Conforming Plan of Reorganization changed and any such support of any such Non-Conforming Plan of Reorganization withdrawn).
     6.10 No X Clause. This Agreement does not include any “X Clause” in favor of the Second Priority Secured Parties or the Third Priority Secured Parties. Without limiting the generality of the foregoing or of any other provision of this Agreement, absent a Discharge of First Priority Claims occurring on or before the effective date of any such Plan of Reorganization, none of the Second Priority Secured Parties or the Third Priority Secured Parties shall be entitled to receive or retain any debt or equity securities to be distributed under any confirmed Plan of Reorganization on account of or otherwise by virtue of the Second Priority Liens or the Third Priority Liens on the Collateral, as the case may be, but any such debt or equity securities instead shall be distributed to the Lender Agent for further distribution to the First Priority Secured Parties in accordance with the provisions of Section 4.2 hereof; provided that following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims, any debt or equity securities to be distributed under any confirmed Plan of Reorganization on account of or otherwise by virtue of the Third Priority Liens on the Collateral shall be distributed to the 2010 Trustee for further distribution to the Second Priority Secured Parties in accordance with the provisions of Section 4.2 hereof.
     6.11 Determination of Distributions on Account of Lien on Collateral. For the purposes of this Agreement, including for the purposes of Sections 4.2, 5.4, and 6.10 hereof, there shall be a presumption that any distribution to or for the benefit of the Second Priority Secured Parties or the Third Priority Secured Parties under any Plan of Reorganization for any Obligor shall be on account of or by virtue of the Second Priority Liens or the Third Priority Liens, as the case may be, on the Collateral. Each Trustee and each Additional Third Priority Representative, on behalf of itself and the Second Priority Secured Parties or the Third Priority Secured Parties, as the case may be, shall have the burden of rebutting that presumption, and of proving the portion (if any) of any distribution under any Plan of Reorganization to or for the benefit of the Second Priority Secured Parties or the Third Priority Secured Parties, as the case may be, that does not consist of proceeds of (or is not otherwise on account of or by virtue of) such Lien on the Collateral, in each case by clear and convincing evidence.
     Section 7. Reliance; Waivers; etc.
     7.1 Reliance. Each of the 2010 Trustee, on behalf of itself and the other Second Priority Secured Parties, and the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, acknowledges that the

Second Priority Secured Parties and Third Priority Secured Parties have, independently and without reliance on the Collateral Agents, the Lender Agent or any other First Priority Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Indentures or any other applicable Second Priority Document or Third Priority Document, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decisions in taking or not taking any action under the Indentures, any such other Second Priority Document, any such other Third Priority Document or this Agreement. Each of the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, acknowledges that the Third Priority Secured Parties have, independently and without reliance on the Collateral Agents, the 2010 Trustee or any other Second Priority Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the 2015 Indenture or any other applicable Third Priority Document, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decisions in taking or not taking any action under the 2015 Indenture, any such other Third Priority Document or this Agreement.
     7.2 No Warranties or Liability.
     (a) Each of the Second Priority Collateral Agent, the Third Priority Collateral Agent, the 2010 Trustee, on behalf of itself and the other Second Priority Secured Parties, and the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, acknowledges and agrees that each of the First Priority Collateral Agent, the Lender Agent and the other holders of First Priority Claims have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Priority Documents or the ownership of any Collateral or the perfection or priority of any Lien thereon. The holders of First Priority Claims will be entitled to manage and supervise their respective loans and extensions of credit to the Obligors in accordance with applicable law and as they may otherwise, in their sole discretion, deem appropriate, and the holders of First Priority Claims may manage their loans and extensions of credit without regard to any right or interest that any Second Priority Secured Party or any Third Priority Secured Party may have in the Collateral or otherwise, except as otherwise provided in this Agreement. None of the First Priority Collateral Agent, the Lender Agent or any other First Priority Secured Party shall have any duty to any Second Priority Secured Party or any Third Priority Secured Party to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreement with any Obligor (including the Second Priority Documents and Third Priority Documents), regardless of any knowledge thereof which they may have or be charged with.
     (b) Each of the Third Priority Collateral Agent, the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, acknowledges and agrees that each of the Second Priority Collateral Agent, the 2010 Trustee and the other holders of Second Priority Claims have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Priority Documents or the ownership of any Collateral or the perfection or priority of any Lien thereon. The holders of

Second Priority Claims will be entitled to manage and supervise their extensions of credit to the Obligors in accordance with applicable law and as they may otherwise, in their sole discretion, deem appropriate, and the holders of Second Priority Claims may manage their extensions of credit without regard to any right or interest that any Third Priority Secured Party may have in the Collateral or otherwise, except as otherwise provided in this Agreement. None of the Second Priority Collateral Agent, the 2010 Trustee or any other Second Priority Secured Party shall have any duty to any Third Priority Secured Party to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreement with any Obligor (including the Third Priority Documents), regardless of any knowledge thereof which they may have or be charged with.
     7.3 No Waiver of Lien Priorities.
     (a) To the fullest extent permitted under applicable law, no right of the First Priority Collateral Agent, the Lender Agent, the other First Priority Secured Parties or any of them to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act by any First Priority Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement or any of the First Priority Documents, the Second Priority Documents or the Third Priority Documents, regardless of any knowledge thereof which the First Priority Collateral Agent, the Lender Agent or the other First Priority Secured Parties, or any of them, may have or be otherwise charged with. To the fullest extent permitted under applicable law, no right of the Second Priority Collateral Agent, the 2010 Trustee, the other Second Priority Secured Parties or any of them to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act by any Second Priority Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement or any of the Second Priority Documents or the Third Priority Documents, regardless of any knowledge thereof which the Second Priority Collateral Agent, the 2010 Trustee or the other Second Priority Secured Parties, or any of them, may have or be otherwise charged with.
     (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Obligors under the First Priority Documents), the First Priority Secured Parties and any of them, may, to the fullest extent permitted under applicable law, at any time and from time to time, without the consent of, or notice to, any Second Priority Secured Party or Third Priority Secured Party, without incurring any liability to any Second Priority Secured Party or Third Priority Secured Party and without impairing or releasing the lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Second Priority Secured Party or Third Priority Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:
     (i) make loans and advances to any Obligor or issue, guaranty or obtain letters of credit for account of any Obligor or otherwise extend credit to any Obligor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

     (ii) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any of the First Priority Claims or any First Priority Lien or guaranty thereof or any liability of the Obligors, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Priority Claims), without any restriction as to the amount, tenor or terms of any such increase or extension or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the holders of First Priority Claims, the First Priority Claims or any of the First Priority Documents;
     (iii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of any Obligor to the First Priority Secured Parties, or any liability incurred directly or indirectly in respect thereof;
     (iv) settle or compromise any First Priority Claim or any other liability of any Obligor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sum by whomsoever paid and however realized to any liability (including the First Priority Claims) in any manner or order; and
     (v) exercise or delay in or refrain from exercising any right or remedy against any Obligor or any security or any other Person, elect any remedy and otherwise deal freely with the Obligors and the Collateral and any security or any liability of any Obligor to the holders of First Priority Claims or any liability incurred directly or indirectly in respect thereof.
     (c) Without in any way limiting the generality of the foregoing paragraph (a) (but subject to the rights of the Obligors under the Second Priority Documents), the Second Priority Secured Parties and any of them, may, to the fullest extent permitted under applicable law but subject to the terms of this Agreement (including, without limitation, Section 5.3 hereof), at any time and from time to time, without the consent of, or notice to, any Third Priority Secured Party, without incurring any liability to any Third Priority Secured Party and without impairing or releasing the lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Third Priority Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:
     (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any of the Second Priority Claims or any Second Priority Lien or guaranty thereof or any liability of the Obligors, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Second Priority Claims), without any restriction as to the amount, tenor or terms of any such increase or extension or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the holders of Second Priority Claims, the Second Priority Claims or any of the Second Priority Documents;
     (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of any

Obligor to the Second Priority Secured Parties, or any liability incurred directly or indirectly in respect thereof;
     (iii) settle or compromise any Second Priority Claim or any other liability of any Obligor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sum by whomsoever paid and however realized to any liability (including the Second Priority Claims) in any manner or order; and
     (iv) exercise or delay in or refrain from exercising any right or remedy against any Obligor or any security or any other Person, elect any remedy and otherwise deal freely with the Obligors and the Collateral and any security or any liability of any Obligor to the holders of Second Priority Claims or any liability incurred directly or indirectly in respect thereof.
     (d) Each of the Second Priority Collateral Agent, the Third Priority Collateral Agent, the 2010 Trustee, on behalf of itself and the other Second Priority Secured Parties, and the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, also agrees, to the fullest extent permitted under applicable law, that no First Priority Secured Party shall have any liability to any of them, and each of them, to the fullest extent permitted under applicable law, hereby waives any claim against any First Priority Secured Party, arising out of any action which such holders of First Priority Claims may take or permit or omit to take with respect to the foreclosure upon, or sale, liquidation or other disposition of, the Collateral. Each of the Second Priority Collateral Agent, the Third Priority Collateral Agent, the 2010 Trustee, on behalf of itself and the other Second Priority Secured Parties, and the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, agrees that none of the First Priority Collateral Agent, the Lender Agent or any other First Priority Secured Party shall have any duty to them, express or implied, fiduciary or otherwise, in respect of the maintenance or preservation of the Collateral, the First Priority Claims or otherwise.
     (e) Each of the Third Priority Collateral Agent, the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, also agrees, to the fullest extent permitted under applicable law, that no Second Priority Secured Party shall have any liability to any of them, and each of them, to the fullest extent permitted under applicable law, hereby waives any claim against any Second Priority Secured Party, arising out of any action which such holders of Second Priority Claims may take or permit or omit to take with respect to the foreclosure upon, or sale, liquidation or other disposition of, the Collateral. Each of the Third Priority Collateral Agent, the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, agrees that none of the Second Priority Collateral Agent, the 2010 Trustee or any other Second Priority Secured Party shall have any duty to them, express or implied, fiduciary or otherwise, in respect of the maintenance or preservation of the Collateral, the Second Priority Claims or otherwise.
     (f) Except to the extent otherwise expressly provided herein, each of the Second Priority Collateral Agent, the Third Priority Collateral Agent, the 2010 Trustee, on behalf of itself and the other Second Priority Secured Parties, and the 2015 Trustee and each Additional

Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar right a junior secured creditor may have under applicable law.
     7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Priority Secured Parties, the Second Priority Secured Parties and the Third Priority Secured Parties hereunder shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any First Priority Document, Second Priority Document or Third Priority Document or any setting aside or avoidance of any First Priority Lien, Second Priority Lien or Third Priority Lien;
     (b) any change in the time, manner or place of payment of, or in any other terms of, any First Priority Claim, Second Priority Claim or Third Priority Claim, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the First Priority Documents, the Second Priority Documents or the Third Priority Documents;
     (c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of any First Priority Claim, Second Priority Claim or Third Priority Claim or any guarantee thereof;
     (d) the commencement of any Insolvency Proceeding in respect of any Obligor; or
     (e) any other circumstance which otherwise might constitute a defense available to, or a discharge of, any Obligor in respect of the First Priority Claims, Second Priority Claims or Third Priority Claims or of any First Priority Secured Party, Second Priority Secured Party or Third Priority Secured Party in respect of this Agreement.
     Section 8. Miscellaneous.
     8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Priority Documents, the Second Priority Documents and the Third Priority Documents, the provisions of this Agreement shall govern and control.
     8.2 Continuing Nature of this Agreement. This Agreement shall continue to be effective until both the Discharge of First Priority Claims and the Discharge of Second Priority Claims shall have occurred. This is a continuing agreement of lien priority. Each of the Second Priority Collateral Agent, the Third Priority Collateral Agent, the 2010 Trustee, on behalf of itself and the other Second Priority Secured Parties, and the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, hereby irrevocably, absolutely, and unconditionally waives any right it may have under applicable law to revoke this Agreement or any provisions hereof.

     8.3 Amendments; Waivers. No amendment, modification or waiver of any provision of this Agreement shall be deemed to be made unless the same shall be in writing signed by the First Priority Collateral Agent, the Second Priority Collateral Agent, the Third Priority Collateral Agent, the Lender Agent, the 2010 Trustee, the 2015 Trustee and each and each Additional Third Priority Representative and, subject to the immediately following sentence, each Obligor and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Obligor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected (which includes any amendment to such Obligor’s ability to cause additional obligations to constitute First Priority Claims, Second Priority Claims or Third Priority Claims as such Obligor may designate).
     8.4 Information Concerning Financial Condition of the Obligors and their Subsidiaries.
     (a) Each of the First Priority Secured Parties, the Second Priority Secured Parties and the Third Priority Secured Parties, as separate groups of secured creditors shall be responsible for keeping themselves informed of (i) the financial condition of the Obligors and their Subsidiaries and all endorsers and/or guarantors of the First Priority Claims, the Second Priority Claims or the Third Priority Claims and (ii) all other circumstances bearing upon the risk of nonpayment of the First Priority Claims, the Second Priority Claims or the Third Priority Claims.
     (b) None of the First Priority Collateral Agent, the Lender Agent nor any other First Priority Secured Party shall have any duty to advise the Second Priority Collateral Agent, the Third Priority Collateral Agent, any Trustee, and Additional Third Priority Representative, any other Second Priority Secured Party or any other Third Priority Secured Party of information known to it or them regarding such condition or any such circumstance or otherwise. In the event the First Priority Collateral Agent or the Lender Agent or any other First Priority Secured Party undertakes at any time or from time to time to provide any such information to any Second Priority Secured Party or Third Priority Secured Party, it or they shall be under no obligation (i) to provide any additional information or to provide any such information on any subsequent occasion, (ii) to undertake any investigation or (iii) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential.
     (c) None of the Second Priority Collateral Agent, the 2010 Trustee nor any other Second Priority Secured Party shall have any duty to advise the Third Priority Collateral Agent, the 2015 Trustee, any Additional Third Priority Representative or any other Third Priority Secured Party of information known to it or them regarding such condition or any such circumstance or otherwise. In the event the Second Priority Collateral Agent or the 2010 Trustee or any other Second Priority Secured Party undertakes at any time or from time to time to provide any such information to any Third Priority Secured Party, it or they shall be under no obligation (i) to provide any additional information or to provide any such information on any subsequent occasion, (ii) to undertake any investigation or (iii) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential.
     8.5 Certain Successors. Each successor First Priority Collateral Agent, Second Priority Collateral Agent, Third Priority Collateral Agent, Trustee and each Additional Third Priority Representative, shall execute and deliver a counterpart of and become a party to this Agreement (but the failure to execute such counterpart shall not diminish such Person’s obligations under this Agreement).
     8.6 Application of Payments. All payments received by the holders of First Priority Claims may be applied, reversed and reapplied, in whole or in part, to such part of the First Priority Claims as the holders of First Priority Claims, in their sole discretion, deem appropriate. Following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, all payments received by the holders of Second Priority Claims may be applied, reversed and reapplied, in whole or in part, to such part of the Second Priority Claims as the holders of Second Priority Claims, in their sole discretion, deem appropriate.
     8.7 Marshalling of Assets. Each of the Second Priority Collateral Agent, the Third Priority Collateral Agent, the 2010 Trustee, on behalf of itself and the other Second Priority Secured Parties, and the 2015 Trustee any Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, hereby irrevocably, absolutely, and unconditionally waives any and all rights or powers any Second Priority Secured Party or Third Priority Secured Party, as the case may be, may have at any time under applicable law or otherwise to have the Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the First Priority Liens or the Second Priority Liens.
     8.8 No Purchase Option in Favor of Second Priority Secured Parties or Third Priority Secured Parties. Without in any manner limiting the other provisions of this Agreement (including as to the enforcement of the rights, powers and/or remedies of the First Priority Collateral Agent, the Lender Agent or the other First Priority Secured Parties in and to the Collateral), nothing herein is intended to grant the Second Priority Secured Parties or Third Priority Secured Parties the option to purchase the aggregate amount (or any other portion) of the outstanding First Priority Claims, whether at par or at any other price or under any other terms or conditions. Without in any manner limiting the other provisions of this Agreement (including as to the enforcement of the rights, powers, and/or remedies of the Second Priority Collateral Agent, the 2010 Trustee or the other Second Priority Secured Parties in and to the Collateral following the Discharge of First Priority Claims), nothing herein is intended to grant the Third Priority Secured Parties the option to purchase the aggregate amount (or any other portion) of outstanding Second Priority Claims, whether at par or at any other price or under any other terms or conditions.
     8.9 Notices. All notices to the First Priority Secured Parties permitted or required under this Agreement may be sent to the Lender Agent (with a copy to the First Priority Collateral Agent). All notices to the Second Priority Secured Parties permitted or required under this Agreement may be sent to the 2010 Trustee (with a copy to the Second Priority Collateral Agent). All notices to the Third Priority Secured Parties permitted or required under this Agreement may be sent to the 2015 Trustee and each Additional Third Priority Representative

(with a copy to the Third Priority Collateral Agent). All notices to the Obligors permitted or required under this Agreement may be sent to the Borrowers. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
     8.10 Further Assurances. Each of the Lender Agent, on behalf of itself and the other First Priority Secured Parties, the 2010 Trustee, on behalf of itself and the other Second Priority Secured Parties, the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, and each Obligors, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any other party may reasonably request to effect the terms of this Agreement (including, in the case of the Lender Agent, 2010 Trustee, 2015 Trustee or any other Additional Third Priority Representative, to direct the First Priority Collateral Agent, Second Priority Collateral Agent, and Third Priority Collateral Agent to do the same). Each of ResCap and the Borrowers shall cause each of its Subsidiaries that becomes an Obligor to execute and deliver a counterpart of and become a party to this Agreement.
     8.11 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS AGREEMENT.
     8.12 Binding on Successors and Assigns; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the First Priority Collateral Agent, the Lender Agent, the other First Priority Secured Parties (including to the benefit of any successors to the First Priority Secured Parties by virtue of any refinancing), the Second Priority Collateral Agent, the 2010 Trustee, the other Second Priority Secured Parties, the Third Priority Collateral Agent, the 2015 Trustee and each Additional Third Priority Representative, the other Third Priority Secured Parties, and their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder. This Agreement shall be binding upon the Obligors and their successors and assigns; provided that no Obligor or any successor or assign thereof shall be entitled to enforce any provision of this Agreement (other than any provision hereof expressly preserving any right of any Obligor under any First Priority Document, Second Priority Document or Third Priority Document).
     8.13 Specific Performance. Each of the First Priority Collateral Agent, the Second Priority Collateral Agent, the Third Priority Collateral Agent, the Lender Agent, the Trustees and the Additional Third Priority Representatives may demand specific performance of this Agreement. Each of the Second Priority Collateral Agent, the 2010 Trustee, on behalf of itself and the other Second Priority Secured Parties, the Third Priority Collateral Agent, and the 2015

Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Priority Collateral Agent, the Lender Agent or any other First Priority Secured Party (other than the defense that the obligation for which specific performance is being sought has been performed in accordance with this Agreement). Each of the Third Priority Collateral Agent and the 2015 Trustee and each Additional Third Priority Representative, on behalf of themselves and the other Third Priority Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Second Priority Collateral Agent, the 2010 Trustee or any other Second Priority Secured Party. Without limiting the generality of the foregoing or of the other provisions of this Agreement, in seeking specific performance in any Insolvency Proceeding, the First Priority Collateral Agent and the Lender Agent may seek such relief as if it were the “holder” of the claims of the Second Priority Secured Parties and the Third Priority Secured Parties under Section 1126(a) of the Bankruptcy Code or otherwise had been granted an irrevocable power of attorney by the Second Priority Secured Parties and Third Priority Secured Parties. Following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, without limiting the generality of the foregoing or of the other provisions of this Agreement, in seeking specific performance in any Insolvency Proceeding, the Second Priority Collateral Agent and the 2010 Trustee may seek such relief as if it were the “holder” of the claims of the Third Priority Secured Parties under Section 1126(a) of the Bankruptcy Code or otherwise had been granted an irrevocable power of attorney by the Third Priority Secured Parties.
     8.14 Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.
     8.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
     8.16 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.
     8.17 Effectiveness. This Agreement shall become effective when executed and delivered by the parties listed below. This Agreement shall be effective both before and after the commencement of any Insolvency Proceeding. Consistent with, but not in limitation of, the preceding sentence, each of the First Priority Collateral Agent, the Second Priority Collateral Agent, the Third Priority Collateral Agent, the Lender Agent (on behalf of itself and the other First Priority Secured Parties), the 2010 Trustee (on behalf of itself and the other Second Priority Secured Parties) and the 2015 Trustee and each Additional Third Priority Representative (on behalf of themselves and the other Third Priority Secured Parties), irrevocably acknowledges that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code. All references to any Obligor shall include any Obligor as debtor and debtor-in-possession and any receiver or trustee for such Obligor (as the case may be) in any Insolvency Proceeding.
     8.18 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Priority Secured Parties, the Second Priority Secured Parties and the Third Priority Secured Parties as separate groups of secured creditors. None of the Borrowers, any other Obligor (including any Guarantor) or any other creditor thereof shall have any right hereunder. Nothing in this Agreement is intended to or shall impair the obligations of either Borrower or any other Obligor, which are absolute and unconditional, to pay the First Priority Claims, the Second Priority Claims and the Third Priority Claims as and when the same shall become due and payable in accordance with their terms.
     8.19 Compliance with Trust Indenture Act. Nothing contained herein shall impair the ability of either Trustee or any Additional Third Priority Representative to take any action necessary to comply with any obligation imposed by applicable law, including the Trust Indenture Act.
     8.20 Exclusive Means of Exercising Rights under this Agreement. The First Priority Secured Parties shall be deemed to have irrevocably appointed the Lender Agent as their exclusive agent hereunder. The 2010 Noteholders shall be deemed to have irrevocably appointed the 2010 Trustee as their exclusive agent hereunder. The 2015 Noteholders shall be deemed to have irrevocably appointed the 2015 Trustee as their exclusive agent hereunder. The holders of Indebtedness under any Additional Pari Passu Third Priority Agreement shall be deemed to have irrevocably appointed its designated Additional Third Priority Representative as their exclusive agent hereunder. Consistent with such appointment, (a) the First Priority Secured Parties further shall be deemed to have agreed that only the Lender Agent (and not any individual claimholder or group of claimholders) as agent for the First Priority Secured Parties, or any of the Lender Agent’s agents (including the First Priority Collateral Agent) shall have the right on their behalf to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement); provided, that (i) First Priority Secured Parties holding obligations in respect to obligations in respect of hedging agreements may exercise customary netting rights with respect thereto, (ii) cash collateral may be held pursuant to the terms of the First Priority Documents (including any relating to hedging agreements) and any such individual First Priority Secured Party may act against such cash collateral, and (iii) First Priority Secured Parties may exercise customary rights of setoff against depository or other accounts maintained with them; (b) the Second Priority Secured Parties further shall be deemed to have agreed that only the 2010 Trustee (and not any individual claimholder or group of claimholders), as the agent of the Second Priority Secured Parties, or any of the 2010 Trustee’s agents (including the Second Priority Collateral Agent) shall have the right on their behalf to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement); (c) the 2015 Noteholders further shall be deemed to have agreed that only the 2015 Trustee (and not any individual claimholder or group of claimholders), as the agent for the 2015 Noteholders, or any of the 2015

Trustee’s agents (including the Third Priority Collateral Agent) shall have the right on their behalf to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement); and (d) (c) the holders of the Indebtedness under each Additional Pari Passu Third Priority Agreement further shall be deemed to have agreed that only the Additional Third Priority Representative thereof (and not any individual claimholder or group of claimholders), as the agent for such holders, or any of the 2015 Trustee’s agents (including the Third Priority Collateral Agent) shall have the right on their behalf to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement). Specifically, but without limiting the generality of the foregoing, each First Priority Secured Party or group of First Priority Secured Parties, each Second Priority Secured Party or group of Second Priority Secured Parties, and each Third Priority Secured Party or group of Third Priority Secured Parties, shall not be entitled to take or file, but instead shall be precluded from taking or filing (whether in any Insolvency Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to interpret or otherwise enforce the provisions of this Agreement), except solely as provided in the proviso in the immediately preceding sentence.
     8.21 Right of First Priority Collateral Agent or Collateral Control Agent to Continue. Any Person serving as First Priority Collateral Agent or Collateral Control Agent shall be entitled to continue, including to continue to perform his, her or its rights, obligations and duties, as the First Priority Collateral Agent or Collateral Control Agent, as the case may be, notwithstanding whether any such Person has served or is serving as the Second Priority Collateral Agent and/or the Third Priority Collateral Agent and/or Additional Third Priority Representative. Without limiting the generality of the preceding sentence of this Section 8.21, any Person serving as First Priority Collateral Agent or Collateral Control Agent shall be entitled to continue to so serve in such capacity (including to continue to perform any of such First Priority Collateral Agent’s or Collateral Control Agent’s rights, obligations, and/or duties) even if any such Person has resigned as the Second Priority Collateral Agent and/or Third Priority Collateral Agent and/or Additional Third Priority Representative, but such resignation has not become effective for any reason, including because a successor Second Priority Collateral Agent or Third Priority Collateral Agent or Additional Third Priority Representative, as the case may be, has not been appointed or has accepted such appointment, without any liability to any of the 2010 Trustee and the 2010 Noteholders or to any of the 2015 Trustee, any Additional Third Priority Representative and the Third Priority Secured Parties, as the case may be, by virtue of any such resignation and any of the circumstances relating in any manner whatsoever to such resignation.
     8.22 Interpretation. This Agreement is a product of negotiations among representatives of, and has been reviewed by counsel to, each of the First Priority Collateral Agent, the Second Priority Collateral Agent, the Third Priority Collateral Agent, the Trustees, each Additional Third Priority Representative, the Lender Agent and each Obligor and is the product of those Persons on behalf of themselves and the First Priority Secured Parties (in the case of the Lender Agent), the Second Priority Secured Parties (in the case of the 2010 Trustee) and the Third Priority Secured Parties (in the case of the 2015 Trustee and each Additional Third Priority Representative). Accordingly, this Agreement’s provisions shall not be construed against, or in favor of, any party or other Person merely by virtue of the extent of that party or other Person’s involvement, or lack of involvement, in the preparation of this Agreement and of any of its specific provisions.
     8.23 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO RELATING THERETO SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HEREBY REPRESENTS AND WARRANTS THAT IT HAS NO RIGHT TO IMMUNITY FROM THE SERVICE OF PROCESS OR JURISDICTION OR ANY JUDICIAL PROCEEDINGS OF ANY COMPETENT COURT OR FROM EXECUTION OF ANY JUDGMENT OR FROM THE EXECUTION OR ENFORCEMENT THEREIN OF ANY ARBITRATION DECISION IN RESPECT OF ANY SUIT, ACTION, PROCEEDING OR ANY OTHER MATTER ARISING OUT OF OR RELATING TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT THAT ANY PARTY HERETO IS OR BECOMES ENTITLED TO ANY SUCH IMMUNITY WITH RESPECT TO THE SERVICE OF PROCESS OR JURISDICTION OR ANY JUDICIAL PROCEEDINGS OF ANY COMPETENT COURT, AND TO THE EXTENT PERMITTED BY LAW, IT DOES HEREBY AND WILL IRREVOCABLY AND UNCONDITIONALLY AGREE NOT TO PLEAD OR CLAIM ANY SUCH IMMUNITY WITH RESPECT TO ITS OBLIGATIONS OR ANY OTHER MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     8.24 Waiver of Jury Trial. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN)

OR ACTIONS OF SUCH PARTIES RELATING THERETO. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

First Priority Collateral Agent: WELLS FARGO BANK, N.A., in its capacity as First Priority Collateral Agent for the First Priority Secured Parties
By:	/s/ Nicholas D. Tally
	Name:	Nicholas D. Tally
	Title:	Vice President

Address:	625 Marquette Avenue
N9311-110
Minneapolis, Minnesota 55479
Attention:	Nicholas D. Tally – Specialized Products Group

Second Priority Collateral Agent: WELLS FARGO BANK, N.A., in its capacity as Second Priority Collateral Agent for the Second Priority Secured Parties
By:	/s/ Nicholas D. Tally
	Name:	Nicholas D. Tally
	Title:	Vice President

Address:	625 Marquette Avenue
N9311-110
Minneapolis, Minnesota 55479
Attention:	Nicholas D. Tally — Specialized Products Group

Third Priority Collateral Agent: WELLS FARGO BANK, N.A., in its capacity as Third Priority Collateral Agent for the Third Priority Secured Parties
By:	/s/ Nicholas D. Tally
	Name:	Nicholas D. Tally
	Title:	Vice President

Address:	625 Marquette Avenue
N9311-110
Minneapolis, Minnesota 55479
Attention:	Nicholas D. Tally — Specialized Products Group

Collateral Control Agent: WELLS FARGO BANK, N.A., in its capacity as Collateral Control Agent
By:	/s/ Nicholas D. Tally
	Name:	Nicholas D. Tally
	Title:	Vice President

Address:	625 Marquette Avenue
N9311-110
Minneapolis, Minnesota 55479
Attention:	Nicholas D. Tally — Specialized Products Group

Lender Agent: GMAC LLC, as Lender Agent
By:	/s/ David C. Walker
	Name:	David C. Walker
	Title:	Group Vice President and Treasurer

Address:	GMAC LLC
200 Renaissance Center
Detroit, Michigan 48265
Attention:	David Walker, Group VP & Treasurer

2010 Trustee: U.S. Bank National Association, as Trustee
By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

Address:	U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Attention:	Richard Prokosch

2015 Trustee: U.S. Bank National Association, as Trustee
By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

Address:	U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Attention:	Richard Prokosch

Borrower: RESIDENTIAL FUNDING COMPANY, LLC
By:	/s/ Melissa White
	Name:	Melissa White
	Title:	Assistant Treasurer

Address:	Residential Funding Company LLC
One Meridian Crossings, Suite 100
Minneapolis, MN 55423
Attention:

Borrower: GMAC MORTGAGE, LLC
By:	/s/ Melissa White
	Name:	Melissa White
	Title:	Assistant Treasurer

Address:	GMAC Mortgage, LLC
1100 Virginia Drive
Fort Washington, PA 19034-3200
Attention:

Obligor: RESIDENTIAL CAPITAL, LLC
By:	/s/ John M. Peterson
	Name:	John M. Peterson
	Title:	Assistant Treasurer

Obligor: HOMECOMINGS FINANCIAL, LLC
By:	/s/ Melissa White
	Name:	Melissa White
	Title:	Assistant Treasurer

Obligor: GMAC-RFC HOLDING COMPANY, LLC
By:	/s/ Melissa White
	Name:	Melissa White
	Title:	Assistant Treasurer

Obligor: GMAC RESIDENTIAL HOLDING COMPANY, LLC
By:	/s/ Melissa White
	Name:	Melissa White
	Title:	Assistant Treasurer

Obligor: GMAC MODEL HOME FINANCE, LLC
By:	/s/ Michael J. Franta
	Name:	Michael J. Franta
	Title:	President

Obligor: DEVELOPERS OF HIDDEN SPRINGS, LLC
By:	/s/ Michael J. Franta
	Name:	Michael J. Franta
	Title:	President

Obligor: DOA HOLDING PROPERTIES, LLC
By:	/s/ Michael J. Franta
	Name:	Michael J. Franta
	Title:	President

Obligor: RFC ASSET HOLDINGS II, LLC
By:	/s/ Melissa White
	Name:	Melissa White
	Title:	Assistant Treasurer

Obligor: PASSIVE ASSET TRANSACTIONS, LLC
By:	/s/ Melissa White
	Name:	Melissa White
	Title:	Assistant Treasurer

Obligor: RESIDENTIAL MORTGAGE REAL ESTATE HOLDINGS, LLC
By:	/s/ Melissa White
	Name:	Melissa White
	Title:	Assistant Treasurer

Obligor: RESIDENTIAL FUNDING REAL ESTATE HOLDINGS, LLC
By:	/s/ Melissa White
	Name:	Melissa White
	Title:	Assistant Treasurer

Obligor: HOMECOMINGS FINANCIAL REAL ESTATE HOLDINGS, LLC
By:	/s/ Melissa White
	Name:	Melissa White
	Title:	Assistant Treasurer

Obligor: EQUITY INVESTMENT I, LLC
By:	/s/ Michael J. Franta
	Name:	Michael J. Franta
	Title:	President

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